SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MET-PRO CORPORATION

    (Name of registrant as specified in its charter)

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160 Cassell Road, Harleysville, Pennsylvania 19438

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held On June 4, 2008

To the Shareholders of MET-PRO CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), will be held at the Best Western Inn at Towamencin, Sumneytown Pike, Kulpsville, Pennsylvania, on June 4, 2008, at the hour of 9:30 a.m. for the following purposes:

1.	To elect two Directors to serve until the 2011 Annual Meeting of Shareholders.

2.	To amend the Company's Articles of Incorporation to increase the number of authorized Common Shares from 18,000,000 to 36,000,000.

3.	To consider and act upon a proposal to adopt the 2008 Equity Incentive Plan.

4.	To ratify the selection of Margolis & Company P.C. as independent registered public accountants for the Company’s fiscal year ending January 31, 2009.

5.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 11, 2008, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 18, 2008

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and shareholders executing proxies may attend the meeting and vote there in person, should they so desire, except that, if the shares are held in street name, you may vote these shares in person at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

MET-PRO CORPORATION
160 Cassell Road, Harleysville, Pennsylvania 19438

PROXY STATEMENT

The Board of Directors of Met-Pro Corporation (the “Company” or “Met-Pro”) presents this proxy statement to all shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on June 4, 2008.

All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of your specific vote on your executed proxy card, if your Met-Pro shares are registered directly in your name, your shares will be voted consistent with the recommendations of the Board of Directors and in favor of each of the four proposals identified for voting. In the absence of your specific instructions on your executed proxy card, if the Met-Pro shares that you own are registered in the name of your broker (“street name”), under applicable New York Stock Exchange rules, your broker will vote your shares in favor of the named nominees to the Company’s Board of Directors and the ratification of the selection of Margolis & Company P.C. as independent registered public accountants for the fiscal year 2009; however, in absence of your specific instructions, your broker is not authorized to vote, and will not vote, on the proposal to amend the Company's Articles of Incorporation to increase the number of authorized Common Shares from 18,000,000 to 36,000,000 or the proposal to adopt the 2008 Equity Incentive Plan.

Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for a substitute or alternate nominee.  In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.  The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting; provided, however, if the shares are held in street name, you may vote these shares in person at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.  The Company will pay the entire expense of soliciting these proxies.  Said solicitation will be primarily by mail, although we may engage officers of the Company or outside parties to solicit proxies personally or by telephone if we deem it expedient.   In accordance with New York Stock Exchange rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxy materials to beneficial owners of Met-Pro shares.

The total number of Common Shares of the Company outstanding as of April 11, 2008 was 15,038,900. The Common Shares are the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only shareholders of record as of the close of business on April 11, 2008 will be entitled to vote.  A majority of the Common Shares outstanding on the April 11, 2008 record date must be present in person or by proxy at the Annual Meeting in order to have a quorum for the transaction of business. Under Pennsylvania law, abstentions (votes “withheld”) and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Directors are elected by a plurality of the votes cast. Broker non-votes and shares that are represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors are deemed under Pennsylvania law not to have been cast, and will have no effect upon the vote as to the election of Directors.

The approvals of the proposals to amend the Company’s Articles of Incorporation to increase the number of authorized Common Shares from 18,000,000 to 36,000,000 and the ratification of the selection of Margolis & Company P.C., require the affirmative “FOR” vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and which are actually cast on each specific proposal. Abstentions and broker non-votes will not be deemed as having been “cast” and will have no effect upon the approval of either of these proposals.

The approval of the proposal to adopt the 2008 Equity Incentive Plan requires the affirmative “FOR” vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and which are actually cast on such proposal, and also, under New York Stock Exchange requirements, that the total votes cast on such proposal constitutes at least a majority of the shares that are entitled to be voted on this proposal. Broker non-votes are deemed not entitled to be voted, and therefore have an impact upon the approval requirements for this proposal.

A list of shareholders entitled to vote at the meeting will be available at the Company’s offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten (10) days prior to the meeting for examination by any shareholder.

These proxy materials were first mailed to shareholders of the Company on or about April 18, 2008.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. Two Directors, Michael J. Morris and Constantine N. Papadakis, Ph.D., whose terms of office expire with the June 4, 2008 meeting, have been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election to terms that expire at the 2011 Annual Meeting. Information regarding the Board’s two nominees is set forth below. Information regarding the Directors whose terms expire after the 2008 Annual Meeting is set forth on page 3.

Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below.  Management has no reason to believe that the nominees will not be available or will not serve if elected.  Proxies may not be voted for more than two persons.  If Mr. Morris or Dr. Papadakis should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated.

The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Shareholders:

			FIRST YEAR OF SERVICE AS A
NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR

		NOMINEES FOR TERMS TO EXPIRE IN 2011

Michael J. Morris	73
Mr. Morris is the retired Chief Executive Officer and President of both Transport International Pool (TIP) and GE Modular Buildings.  Mr. Morris is a Director of Beneficial Mutual Bancorp and a Trustee of Beneficial Mutual Savings Bank where he serves as a member of the Executive Committee, Senior Loan Committee and Audit Committee.  Mr. Morris is a Director of Philadelphia Consolidated Holding Corporation and is Chairman of their Governance and Nominating Committee and a member of the Audit Committee.  Currently, Mr. Morris is the Chairman of the Company’s Audit Committee and also serves on the Corporate Governance and Nominating Committee.
			1999

Constantine N. Papadakis, Ph.D.	62
Dr. Papadakis is the President of Drexel University, Philadelphia, Pennsylvania, a position that he has held for twelve years.  Drexel University is one of the twenty largest private universities in the nation and is renown for its cooperative education program and its use of technology in the learning process.  See www.Drexel.edu.  Before joining Drexel, Dr. Papadakis was Dean of the College of Engineering at the University of Cincinnati.  Prior to returning to academia, Dr. Papadakis served as Vice President of Tetra Tech Inc., a Honeywell subsidiary; as Vice President of STS Consultants, LTD.; and at several engineering positions with Bechtel Power Corporation.  Dr. Papadakis also serves on the Board of Directors of Amkor Technologies, Inc., Aqua America, Inc., CDI Corporation, MACE Security International, Inc., as well as the Board of Governors of the Philadelphia Stock Exchange.  Currently, Dr. Papadakis is the Chairman of the Company’s Corporate Governance and Nominating Committee and also serves on the Compensation and Management Development Committee.  Dr. Papadakis is also the Presiding Independent Director of the Executive Sessions of the Board.
			2004

The Board of Directors recommends a vote FOR the election of the above nominees as Directors.

			FIRST YEAR OF SERVICE AS A
NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR

		DIRECTORS WHOSE TERMS EXPIRE IN 2009

George H. Glatfelter II	56
Mr. Glatfelter II is Chairman of the Board and Chief Executive Officer of P. H. Glatfelter Company, positions that he has held for more than five years.  P. H. Glatfelter Company, located in York, Pennsylvania, a specialty paper manufacturer and a global manufacturer of specialty papers and engineered products, is a public company whose shares are listed on the New York Stock Exchange.  See www.Glatfelter.com.  Mr. Glatfelter II is also a Director of the National Council for Air and Stream Improvements, and the Alliance for the Chesapeake Bay. Currently, Mr. Glatfelter II is the Chairman of the Company’s Compensation and Management Development Committee and also serves on the Corporate Governance and Nominating Committee.
			2004

Alan Lawley, Ph.D.	74
Dr. Lawley is Emeritus Professor of Metallurgy in the Department of Materials Science and Engineering at Drexel University, Philadelphia, Pennsylvania. He is a member of the National Academy of Engineering, a Fellow of ASM and APMI International, a former President of the Metallurgical Society and of AIME, and is Editor-in-Chief of the International Journal of Powder Metallurgy.  He is an expert in physical and mechanical metallurgy, powder metallurgy, composite materials, and materials engineering design.  He has consulted, lectured and published in these areas.  Currently, Dr. Lawley serves on the Company’s Audit Committee.
			1990

Gary J. Morgan	53	Mr. Morgan is Senior Vice President-Finance, Secretary, Treasurer, and Chief Financial Officer of the Company. He was appointed Senior Vice President-Finance in June 2006, prior to which, since October 1997, he was Vice President-Finance, as well as Secretary, Treasurer and Chief Financial Officer. He is a Certified Public Accountant. Immediately prior to October 1997, Mr. Morgan was the Corporate Controller of the Company. He has been employed by the Company since 1980.	1998

		DIRECTORS WHOSE TERMS EXPIRE IN 2010

Raymond J. De Hont	54
Mr. De Hont was elected Chairman of the Board of Directors in September 2003 and appointed President and Chief Executive Officer effective March 1, 2003.  In February 2003, the Board of Directors appointed Mr. De Hont a Director of the Company. From June 2000 until March 2003, Mr. De Hont was the Chief Operating Officer of the Company, and from June 1995 through December 2000, he was Vice President and General Manager of the Company’s Fybroc Division.  In addition, during the period October 1999 to December 2000, Mr. De Hont also served as General Manager of the Company’s Dean Pump business unit.
			2003

Nicholas DeBenedictis	62
Mr. DeBenedictis is Chairman of the Board, Chief Executive Officer and President of Aqua America, Inc. (formerly Philadelphia Suburban Corporation), positions that he has held for more than five years.  Aqua America is the nation’s largest U.S.-based publicly-traded (New York Stock Exchange) water utility, serving approximately 2.5 million customers.  See www.aquaamerica.com.  Mr. DeBenedictis is also a Director of P.H. Glatfelter Company and Exelon Corporation as well as a member of the Board of Trustees of Drexel University.  Currently, Mr. DeBenedictis serves on the Company’s Compensation and Management Development Committee and the Audit Committee.
			1997

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors presently consists of seven persons, with the Board having the authority under the By-laws from time to time to set the number of Directors constituting the whole of the Board. The Board is presently engaged in a search for one additional Board member.

The Board of Directors of the Company held seven (7) meetings during the fiscal year ended January 31, 2008.  The Board of Directors has three standing committees: the Audit, Compensation and Management Development, and Corporate Governance and Nominating Committees.

The Board’s policy at present is that Committee appointments are for a two year term or such earlier termination of the Director’s term of office as such.  All of the Directors attended at least 75% of the meetings of the Board and Committees of which they were members.

Audit Committee

The Audit Committee of the Board of Directors is presently comprised of Mr. Morris, Chairman, Mr. DeBenedictis and Dr. Lawley. The Board has determined that all of the members of the Audit Committee are “independent” within the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. (See “Independence of Directors/Corporate Governance Guidelines” elsewhere in this proxy statement).  The Board has also determined that there is at least one “audit committee financial expert” serving on the Audit Committee, as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, namely Mr. Morris.  The Audit Committee met four (4) times during the fiscal year 2008 and took action by unanimous written consent on one occasion.

The focus of the Audit Committee is upon: (i) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; (ii) the independence and performance of the Company’s independent auditor; and (iii) the Company’s compliance with designated legal and regulatory requirements.  Further information regarding the functions of the Audit Committee are set forth in the “Report of the Audit Committee” on page 26 and the “Audit Committee Charter” which is available on our Company’s website at www.met-pro.com  under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.  The Audit Committee periodically reviews and modifies its charter.

Compensation and Management Development Committee

The Compensation and Management Development Committee of the Board is presently comprised of Mr. Glatfelter II, Chairman, Mr. DeBenedictis and Dr. Papadakis. The Board has determined that all the members of the Compensation and Management Development Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Compensation and Management Development Committee met four (4) times during fiscal year 2008 and took action by unanimous written consent on one occasion.

Under the provisions of the revised charter that this Committee adopted during the fiscal year ended January 31, 2008, the purpose of this Committee is as follows:

♦
To discharge as to the Chief Executive Officer (“CEO”), and to assist the Board in otherwise discharging, the Board’s responsibilities relating to the compensation of the Company’s executives (consisting of the Company’s elected officers and General Managers and such other key employees as determined by the Committee with guidance from the CEO) and members of the Board;

♦
To review and discuss with the Company’s senior executives the Compensation Discussion and Analysis included in the Company’s proxy statement and to provide the Compensation and Management Development Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the SEC; and

♦	To assist the Board in ensuring that the Company has in place effective policies and programs for senior executive succession and for the development of its executives.

The charter of the Compensation and Management Development Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary. The Compensation and Management Development Committee periodically reviews and modifies its charter.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is presently comprised of Dr. Papadakis, Chairman, Mr. Glatfelter II and Mr. Morris.  The Board has determined that all of the members of the Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee met two (2) times during the fiscal year 2008.

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines.  In addition, the Committee is responsible for developing and reviewing background information on candidates for the Board, and will make recommendations to the Board regarding such candidates.  The Committee also is responsible for preparing and supervising the Board’s annual review of Director independence and the Board’s performance self-evaluation.  The charter of the Corporate Governance and Nominating Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.  The Corporate Governance and Nominating Committee periodically reviews and modifies its charter.

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Corporate Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate.  The Corporate Governance and Nominating Committee will also consider whether to nominate any person proposed by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations.  See “Shareholder Proposals” elsewhere in this proxy statement.

Once the Corporate Governance and Nominating Committee has identified a new prospective nominee, the Committee expects to make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  The preliminary determination is anticipated to be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.  If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, with prior approval of the candidate, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee.  The Committee then expects to evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

♦	the ability of the prospective nominee to represent the interests of the shareholders of the Company;
♦	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
♦
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

♦	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also intends to consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and, as part of the Company’s commitment to diversity, the candidate’s race and gender.  In connection with this evaluation, the Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone.  After completing these evaluations and interviews, the Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee.

Shareholder and Other Interested Party Communications with Directors

Met-Pro shareholders and other interested parties who wish to communicate directly with the Board, a Board Committee, the Presiding Independent Director or any individual Director (including non-management Directors) can write to: Met-Pro Corporation, Board Administration, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438.  The Company will review all such correspondence and provide any comments along with the full text of the communication to the Presiding Independent Director or the non-management Directors as a group, as the case may be.

In the case of a shareholder, your letter should indicate that you are a Met-Pro shareholder.  Depending upon the subject matter, management will: forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, if appropriate, such as a request for information about the Company or a stock-related matter; or not forward the communication, if it is primarily commercial in nature or if it relates to an improper, irrelevant or inappropriate topic.

At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded, and will make those communications available to Directors upon request.

The Board’s policy is to encourage attendance by each Board member at the Annual Meeting of Shareholders.  All Directors were in attendance at the 2007 Annual Meeting of Shareholders.

How to Request Copies of Certain Documents

The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K, Corporate Governance Guidelines, charters of the various Committees of the Board of Directors (Corporate Governance and Nominating; Compensation and Management Development; and Audit) and Codes of Conduct (Code of Business Conduct and Ethics (all employees and Directors) and Code of Ethics (CEO and CFO only)).  Please direct your requests to Gary J. Morgan, Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania 19438.

INDEPENDENCE OF DIRECTORS/CORPORATE GOVERNANCE GUIDELINES

The Corporate Governance Guidelines adopted by the Board are intended to meet or exceed the listing standards adopted by the New York Stock Exchange.  The Guidelines describing the composition of the Board addressing Director independence are available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions. A copy may also be obtained upon request from the Company’s Corporate Secretary.

At its April 2008 meeting, the Board reviewed Director independence, inquiring into transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, the disclosure of which would be required under Securities and Exchange Commission (“SEC”) rules in this proxy statement under the section “Certain Business Relationships,” as to which there are none.  The Board also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates.  As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were consistent with a determination that the Director is independent.

As a result of this review, the Board determined Nicholas DeBenedictis, George H. Glatfelter II, Alan Lawley, Michael J. Morris and Constantine N. Papadakis are “independent” Directors for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange.

The Company’s independent Directors meet periodically, without management being present, generally in connection with a scheduled meeting of the Board of Directors.  These meetings are presided over by a Presiding Independent Director.  The policy of our Board of Directors is that the Chair of the Corporate Governance and Nominating Committee is the Presiding Independent Director.  At its meeting in June 2007, the Company’s non-management Directors elected Constantine N. Papadakis, Ph.D., as Chair of the Corporate Governance and Nominating Committee, and as such, Dr. Papadakis currently serves as the Company’s Presiding Independent Director, for a term ending with the 2009 Annual Meeting of Shareholders or his earlier termination of service as a Director.

The duties of the Presiding Independent Director include: presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management Directors; serving as liaison between the Chairman and the independent Directors; reviewing information sent to the Board; reviewing meeting agendas for the Board; reviewing meeting schedules to assure that there is sufficient time for discussion of all agenda items; calling meetings of the independent Directors, if appropriate; and, if requested by major shareholders, ensuring that he is available for consultation and direct communication with such shareholders.

CODES OF ETHICS

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer.  The Board has also approved a separate Code of Ethics which is specifically applicable to the Chief Executive Officer and Chief Financial Officer.  Both the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Chief Financial Officer are available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of either code may also be obtained upon request from the Company’s Corporate Secretary.

SHARE OWNERSHIP OF
EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth as of March 20, 2008 the number and percentage of shares held by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Executive Officers and Directors	Number of Common Shares Owned	Common Shares Underlying Options Exercisable Within 60 Days (1)	Percent of Shares Beneficially Owned (2)
Raymond J. De Hont	14,446	(3)	230,851	1.5%

Nicholas DeBenedictis	17,777		54,524	*

George H. Glatfelter II	4,444		30,224	*

Alan Lawley, Ph.D.	63,359		8,890	*

Gary J. Morgan	43,015	(4)	122,643	1.0%

Michael J. Morris	18,961		66,378	*

Constantine N. Papadakis, Ph.D.	-		30,224	*

Gregory C. Kimmer	34,827	(5)	52,802	*

Robert P. Replogle	90,375	(6)	68,980	1.0%

Paul A. Tetley	5,491	(7)	83,381	*

All Directors, nominees and executive officers as a group (12 persons)	294,822	(8)	802,230	6.9%

*	Less than 1% of the Company’s outstanding Common Shares.

(1)
The number of Common Shares beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, after March 20, 2008, including through the exercise of stock options. This number of shares beneficially owned therefore includes all shares that may be acquired within 60 days pursuant to the exercise of stock options.

(2)
The percent ownership for each shareholder on March 20, 2008 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 15,038,900 shares plus any shares acquirable (including stock options exercisable) by that person within 60 days after March 20, 2008.

(3)	The number of shares held by Mr. De Hont includes 8,514 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(4)	The number of shares held by Mr. Morgan includes 23,744 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(5)	The number of shares held by Mr. Kimmer includes 14,290 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(6)	The number of shares held by Mr. Replogle includes 4,231 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(7)	The number of shares held by Mr. Tetley includes 5,491 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(8)
The number of shares held by all thirteen executive officers and Directors as a group include 57,989 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

As of January 31, 2008, no entity known to us is the beneficial owner of more than five percent of the Company’s outstanding Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company.  Officers, Directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation

The Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee” or “Committee”) is comprised only of independent non-employee members of the Board of Directors and has responsibility for among other matters, establishing and implementing the Company’s executive compensation philosophy.  The Committee makes recommendations to the Board of Directors (the “Board”) concerning compensation policies for the Company’s executive officers, other senior managers and the Directors, except that the Committee, with other independent Directors as determined by the Board, has the sole authority to set compensation for the Chief Executive Officer.  Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended January 31, 2008, as well as the other individuals included in the Summary Compensation Table on page 17, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee makes every effort to ensure that the Company’s compensation program is consistent with the values of Met-Pro Corporation and furthers its business strategy. The Committee has established the following compensation objectives for the Company’s named executive officers and other senior managers as important elements of its overall compensation philosophy:

♦
Align the interests of executives, including the Company’s named executive officers, with those of the shareholders.  The Committee believes it is appropriate to tie a portion of executive compensation to the value of the Company’s stock in order to more closely align the interests of the named executive officers and other senior managers with the interests of the Company’s shareholders.

♦
Retain and develop competent management.  The Company’s executive compensation program components are designed to attract, retain, develop and motivate highly qualified executives critical to achieving Met-Pro’s strategic objectives and building shareholder value.

♦
Relate executive compensation to the achievement of the Company’s goals and financial performance, both short and long-term.  The Committee’s executive compensation programs are designed to reward executives when performance results for the Company and the executive are above stated objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the Company on both a short-term and long-term basis.

The Committee reviews the Company’s compensation philosophy and objectives at least twice each year, once in December near the end of the fiscal year and once again in February at the start of the new fiscal year, to determine if revisions are necessary in light of market conditions, the Company’s strategic goals, and/or other relevant factors.

Role of Company Management in Compensation Decisions

The Committee makes decisions regarding the compensation of the Chief Executive Officer. The Chief Executive Officer annually reviews compensation for the other named executive officers and other senior managers and makes recommendations to the Committee based on individual performance. He proposes base salary adjustments and long-term incentive award grants for each of the other named executive officers and other senior managers to the Committee for approval. Together with the Chief Financial Officer, he also works with the participants in the annual Management Incentive Plan (the “Plan”) to establish the thresholds and goals under the Management Incentive Plan, presents these thresholds and goals to the Committee as part of the Company’s annual budgeting process, monitors and reports to the Board and the Committee on a periodic basis as to performance relative to these thresholds and goals, and presents to the Committee an assessment after the end of the fiscal year as to the extent to which the thresholds and goals were met by each of the participants in the Plan. The Chief Executive Officer also has discretionary authority to distribute a certain pool of bonus money that may be available under the Management Incentive Plan to  participants in the Plan whose performance he believes merits a bonus award notwithstanding that such participant did not otherwise qualify for an award under the Plan.  The Committee reviews and approves, and retains discretion to modify, all recommendations made by the Chief Executive Officer, and the Committee has modified recommendations made by the Chief Executive Officer.

Establishing Executive Compensation

The primary objectives of Met-Pro Corporation’s executive compensation program is to attract and retain highly qualified executive officers, to motivate them to achieve measurable performance objectives at their management level and to align their interests with those of Met-Pro Corporation’s shareholders.  To achieve these objectives, the Company follows the basic principles that annual compensation should be competitive with other public manufacturing companies of similar size and market base, and that long-term compensation should generally be linked to Met-Pro Corporation’s total return to shareholders.

During fiscal year 2007, the Committee engaged Aon Consulting Inc., a national consulting firm with expertise in executive compensation, to analyze of the Company’s compensation program for the named executive officers and other senior managers (as well as the Board of Directors).  Aon Consulting conducted a structured evaluation of the Company’s executive compensation levels (in terms of both cash and equity) based on its understanding of the Company’s business strategy and compensation philosophy.  Aon Consulting completed the following analyses to develop insights on market-wide compensation practices:

♦	Matched Met-Pro Corporation’s executive positions to published compensation survey data for similar companies (in terms of revenue and industries served).

♦	Adjusted all historic survey data for comparative purposes to January 1, 2007 levels at a 3.5% annualized rate increase. The following published survey sources were used:

o	2006 Aon Consulting Executive Compensation Report
o	2006 Confidential Executive Compensation Database – Regression
o	2006 Confidential Executive Compensation Survey
o	2005 William M. Mercer Benchmark Database – Executive Regression
o	2006/2007 Watson Wyatt Industry Report on Top Management – Regression

♦	Developed going rates in the market on a job-by-job basis using published compensation surveys and compared them against compensation data for the named executive officers.

In fiscal year 2008, the Committee engaged the Hay Group Inc. to provide an updated review for a selected group of fifteen executives.  The competitive assessment performed by the Hay Group was limited to market data contained in published surveys.  In addition, the Hay Group provided the Committee with an overview of the market trends and issues currently being addressed by companies in response to regulatory changes and developing concepts of good governance.

The Committee based compensation decisions made in February 2008 in part upon the Hay Group Inc. report.

In making future compensation decisions, the Committee may also compare each component of the Company’s total compensation program against the Company’s peer group of similar publicly traded companies (collectively representing the Company’s “Compensation Peer Group”).  In order to develop a formal Compensation Peer Group, during fiscal year 2007 Aon Consulting collected compensation level data (base salary, total cash compensation and total direct compensation) from filed proxies of select publicly traded companies with similar revenue levels and industry focus to that of Met-Pro Corporation.  The Compensation Peer Group’s sales revenue range was $25.1 million to $731.7 million, with a median of $122.9 million.  The Compensation Peer Group is designed to represent those companies of similar business and financial characteristics to that of the Company and with which the Company competes for business opportunities, managerial talent and shareholder investments. In addition, the Committee will on occasion review data from other larger companies that belong within relevant industry groups and serve comparable market niches.  The Compensation Peer Group developed by Aon Consulting during its engagement consists of the following companies:

o	Calgon Carbon Corporation	o	Gorman-Rupp Corporation	o	Fuel Tech Inc.
o	Ceco Environmental Corporation	o	Graco Inc.	o	Reunion Industries
o	Environmental Tectonics Corporation	o	K-Tron International Inc.	o	SL Industries Inc.
o	Flanders Corporation	o	MFRI Inc.	o	Strategic Distribution Inc.
o	Peerless Manufacturing Corporation	o	Misonix Inc.

Compensation Components

The compensation components for the named executive officers consist of (i) base salary, (ii) the Company’s Management Incentive Plan, (iii) a long-term incentive (equity-based) program, and (iv) other executive benefits.  A discussion of these follows.

Base Salary

The Company provides the named executive officers with base salaries at dollar levels intended to fairly compensate them for services rendered during the year, and to help achieve the primary compensation objectives previously stated.  Base salary ranges for named executive officers are designed to provide for different experience and performance levels within a specific position.

Consistent with the stated compensation objectives, the Committee has informally set base salary ranges for each of the various officer positions that it expects to periodically review and adjust.  In establishing these base salary ranges, the Committee has drawn upon historical salary levels, and more recently, upon the data supplied to it by the Hay Group, which indicate that Met-Pro’s base salaries, on average, are market competitive when compared with the published survey data for organizations of similar size within comparable industries. On an annual basis, the Committee requests the Chief Executive Officer to make base salary recommendations for the officers of the Company (other than himself) within these ranges.

Base salaries for named executive officers are reviewed annually or upon changes in responsibilities. The Committee considers the following factors (among others) during its review:

♦	The Compensation Peer Group data and other market data for comparable positions;
♦	Individual level of responsibility, performance and contributions to the Company; and
♦	The Chief Executive Officer’s recommendations for named executive officers (other than himself).

In its February 2008 meeting, the Committee considered these factors, as well as others, and approved increases in the base salaries of the named executive officers effective February 1, 2008 from those reported in column (c) of the Summary Compensation Table on page 17, as follows: Raymond J. De Hont, $341,000, from $310,0000; Gary J. Morgan, $220,000 from $210,000; Paul A. Tetley, $187,400, from $182,000; Robert P. Replogle, $156,300, from $150,800; and Gregory C. Kimmer, $154,000 from $148,000.

Management Incentive Plan

A number of years ago, the Compensation Committee established a compensation plan (the “Management Incentive Plan” or the “Plan”) which is presently applicable to the Chief Executive Officer, the Chief Financial Officer, the Company’s Executive Vice President, the Assistant to the President and the various individuals who function as General Managers of the Company’s business units (herein collectively “business units”).  In the fiscal year ended January 31, 2008, a total of twelve employees participated in the plan and a total of $271,669 was awarded under the plan to a total of nine persons, which includes $32,000 awarded to two General Managers by the Chief Executive Officer from a pool as to which the Chief Executive Officer has discretionary authority.

The Management Incentive Plan provides participating individuals with the opportunity to earn annual incentive awards (“awards”) based upon the performance of the operating segment or business unit managed by the individual Executive Vice President or General Manager, and for the achievement of measures relating to the individual’s own performance. In the case of the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the Assistant to the President, awards are based upon the performance of the overall Company, as well as the achievement of measures relating to that individual’s own performance. The types of measures and relative weight of those measures used in determining annual incentive awards are tailored to the position and organizational responsibility.

The amount of the award is based on a percentage of annual base salary. This percentage reflects the executive’s respective organizational level, position and responsibility for achievement of the Company’s strategic goals. In the fiscal year ended January 31, 2008, these percentages were as follows: for the CEO, 50% of base salary; for the CFO, 40% of base salary; for the Executive Vice President, 35% of base salary; for the Assistant to the President, 25% of base salary; and for the General Managers, 25% of base salary. At its meeting in February 2008, the Committee approved these same percentages for use in the FYE 2009 Management Incentive Plan.

Under the terms of the Management Incentive Plan, in order to be eligible for an award, certain objective threshold results must be met. The fiscal year 2008 Management Incentive Plan requirements were as follows: for the CEO, the CFO and the Assistant to the President, the achievement of a predetermined threshold financial target in terms of the Company’s profit before tax (PBT); and for the Executive Vice President and General Managers, the achievement of a predetermined profit before tax (PBT) amount at their respective operating segment or business unit. These threshold targets are equal to the Company’s or the business unit’s profit before tax for the fiscal year in question as determined in the course of creating the Company’s annual operating plan. The operating plan is intended to be a realistic forecast of the fiscal year and to this extent the threshold target for purposes of the Management Incentive Plan is intended to be attainable. The Committee’s intention, nonetheless, is that the threshold targets represent a “stretch”, and the Committee’s experience is that, in any given fiscal year, a significant percentage of Plan participants do not attain their respective threshold targets.  The Committee retains the discretion, for purposes of determining a participant’s eligibility for a bonus under the Management Incentive Plan, to make adjustments to take into account extraordinary or unusual items outside of normal operations, such as capital asset sales or unusual expenses. For the fiscal year 2008 Management Incentive Plan, the Committee considered the sale of the Company’s property in Hauppauge, NY, formerly occupied by its Sethco business unit to be an unusual item outside of normal operations to be excluded from Management Incentive Plan calculations.

As discussed earlier in “Role of Company Management in Compensation Decisions”, the CEO, together with the CFO, works with the participants in the Management Incentive Plan to establish thresholds and goals under the Management Incentive Plan, presents these thresholds and goals to the Committee (typically in February of each year) as part of the Company’s annual budgeting process, monitors and reports to the Board and the Committee on a periodic basis as to performance relative to these thresholds and goals, and presents to the Committee an assessment after the end of the fiscal year as to the extent to which the thresholds and goals were met by each of the participants in the Management Incentive Plan (other than himself).

A “threshold financial multiplier” is used as a computational factor in determining the actual award amount, the value of which varies depending on the relative achievement of the threshold financial target (PBT) ranging from 80% to 125% for the CEO, CFO and Assistant to the President, 85% to 125% for the Executive Vice President and 90% to 125% for the General Managers.   The specific threshold financial multiplier assigned to the CEO, CFO and Assistant to the President, based upon the PBT achieved, is shown in the table below. If the threshold financial target actually achieved at year-end is less than 80% of the targeted goal for the CEO, CFO and Assistant to the President (or 85% in the case of the Executive Vice President and 90% in the case of the General Managers), no award will be paid, except to the extent of a defined bonus pool under the Plan from which the Chief Executive Officer has certain discretionary authority to grant awards.

Attainment of Threshold Financial Target	Threshold Financial Multiplier
less than 80%	0.00%
80%	50.00%
85%	62.50%
90%	75.00%
95%	87.50%
100%	100.00%
105%	110.00%
110%	120.00%
115%	130.00%
120%	140.00%
125%	150.00%
greater than 125%	150.00%

After achieving 80%, or greater than 80%, of the threshold financial target (85% for the Executive Vice President and 90% for the General Managers), the award calculation also requires the participant to meet certain financial and performance goals.  For the CEO, the CFO and the Assistant to the President, the financial and performance goals consist of profit before tax and predetermined personal performance goals.  The weight assigned to profit before tax and personal performance goals were 65% and 35%, respectively. The financial and performance goals for the Executive Vice President of the Product Recovery/Pollution Control Technologies segment consisted of profit before tax, net sales, accounts receivable days outstanding and predetermined personal performance goals.  The weight assigned to profit before tax, net sales, accounts receivable days outstanding and personal performance goals were 35%, 30%, 20% and 15%, respectively.  For the General Managers, the financial and performance goals consist of a number of possible performance measurements such as, profit before tax, net sales, accounts receivable days outstanding, inventory turns and predetermined personal performance goals.  The weight assigned to these goals range from 10% to 40% and varies with the individual.

Based upon relative performance, the weight of each financial and performance goals would be multiplied by a corresponding percentage within the range of 0% to 125%.  For the CEO, the CFO and the Assistant to the President, if less than 80% of a particular goal is achieved the multiplier would be 0%, between 80% and 100% the multiplier would be between 50% and 100%, between 100% and 125% the multiplier would be between 100% and 125%, and greater than 125% the multiplier would remain at 125%.  For the Executive Vice President, if less than 85% of a particular goal is achieved the multiplier would be 0%, between 85% and 100% the multiplier would be between 50% and 100%, between 100% and 125% the multiplier would be between 100% and 125%, and greater than 125% the multiplier would remain at 125%.  For the General Managers, if less than 90% of a particular goal is achieved the multiplier would be 0%, between 90% and 100% the multiplier would be between 50% and 100%, between 100% and 125% the multiplier would be between 100% and 125%, and greater than 125% the multiplier would remain at 125%.

Additionally, for participants other than the CEO, the CFO and the Assistant to the President, the Management Incentive Plan provides that the financial and personal performance goals will be multiplied by a corporate goal percentage, which is based on the profit before tax achieved by the Company during its fiscal year. For the Executive Vice President, if the Company achieved less than 50% of its profit before tax target, the corporate goal percentage would be 50%, while if the Company achieved between 50% and 100% of its profit before tax target, the corporate goal percentage would be between 50% and 100%.  For the General Managers, if the Company achieved less than 90% of its profit before tax target, the corporate goal percentage would be 90%, while if the Company achieved between 90% and 100% of its profit before tax target the corporate goal percentage would be between 90% and 100%.  If the Company achieves equal to or greater than 100% of its profit before tax target, the corporate goal percentage would remain at 100%.

A participant’s total actual award amount cannot exceed 150% of his/her eligible incentive level (that is, as previously discussed, for fiscal year 2008, 50% of base salary for the CEO; 40% for the CFO; 35% for the Executive Vice President; 25% for the Assistant to the President; and 25% for the General Managers), meaning that the participant’s award amount will not be greater than 1.5 times their incentive level times their base salary.

The award amounts in formulaic terms can be expressed as:

For the CEO, the CFO and the Assistant to the President:

Award amount = (Eligibility and Incentive Level) x (Base Salary) x (Threshold Financial Multiplier) x
(Financial and Performance Goals: PBT % + Personal Performance Goals %)

For the Executive Vice President:

Award amount = (Eligibility and Incentive Level) x (Base Salary) x (Threshold Financial Multiplier) x
(Financial and Performance Goals: PBT % + Net Sales % + Inventory Turnover % +
A/R Days Outstanding % + Personal Performance Goals %) x
(Corporate Goal %)

For the General Managers:

Award amount = (Eligibility and Incentive Level) x (Base Salary) x (Threshold Financial Multiplier) x
(Financial and Performance Goals: PBT % + Net Sales % +
A/R Days Outstanding % + Inventory Turns %+ Personal Performance Goals %) x
(Corporate Goal %)

The Committee approved the fiscal year 2008 Management Incentive Plan at its February 2007 meeting, reviewed expected payments under the Management Incentive Plan at its December 2007 meeting, and considered data presented by the CEO and CFO at its February 2008 meeting as to the attainment of thresholds and goals under the Management Incentive Plan by each of the Management Incentive Plan participants.  At its February 2008 meeting, the Committee exercised its discretion under the Plan to reduce the amount of profit before tax deemed earned for purposes of the Plan by (i) the $3.5 million gain on the sale of the Company’s property in Hauppauge, NY formerly occupied by its Sethco business unit and also (ii) the approximately  $400,0000 profit before tax amount that the Company prematurely recognized during its fiscal year January 31, 2007, as part of the Company’s revenue recognition errors (as reported in the Company’s SEC filings including its Annual Report on Form 10-K for the fiscal year ended January 31, 2008). The Committee accepted the CEO’s assessment of the attainment by the Executive Vice President, the General Managers and the Assistant to the President of their respective “personal objectives” components under the Plan. The Committee determined that as a result of the events leading to the restatement during the fiscal year of prior period financial statements, the CEO and CFO would be deemed not to have attained any of the “personal objectives” components of the Management Incentive Plan. Subject to these provisions, the Committee approved of the awards payable under the terms of the Management Incentive Plan. The awards made to the named executive officers under the 2008 Management Incentive Plan are included in the Non-Equity Incentive Plan Compensation column (e) of the Summary Compensation Table on page 17.

The Committee expects periodically to make changes to the terms of the Management Incentive Plan.

Long-Term Equity Incentives

The Company has historically provided long-term equity incentives, in the form of stock option grants, to the same group of executives who are participants in the Management Incentive Plan, as well as to certain other senior managers.  The Committee views stock options as a key incentive for long-term organizational performance. The Committee believes that stock options are to be awarded to encourage creation of increased value for the Company’s shareholders, reward the achievement of superior operating results, facilitate the retention of key management personnel, and align the interests of management and shareholders through equity ownership. The Committee’s approach is to consider a grant of stock options within the context of the demonstrated level of performance and to induce future performance and retention.

The Company has three stock option plans under which currently issued and outstanding options have been granted: the 1997 Stock Option Plan (the “1997 Plan”), adopted by the Company’s Board of Directors on February 24, 1997 and approved by the shareholders on June 4, 1997; the 2001 Stock Option Plan (the “2001 Plan”), adopted by the Company’s Board of Directors on February 26, 2001 and approved by the shareholders on June 20, 2001; and the 2005 Equity Incentive Plan (the “2005 Plan”), adopted by the Company’s Board of Directors on February 21, 2005 and approved by the shareholders on June 8, 2005.  No shares are available for future grants under the 1997 and 2001 Plans, and an aggregate of 476,438 Common Shares are available as of January 31, 2008 for grant under the 2005 Plan, plus an indeterminate number of additional shares resulting from anti-dilution adjustments. These Plans provide for the granting of options which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 as well as options which are not intended to satisfy such requirements, as well as other equity incentives.

The Committee’s current practice is to consider at its December meeting recommendations from the CEO as to stock option awards to the Company’s named executive officers (other than himself), the General Managers, and such other senior managers as the CEO believes appropriate, and to take action at such meeting with respect to grants. The Company’s current practice is to provide for vesting at a rate of one-third per year over the first three years of the ten-year term of the stock option; provided, however, that in the event of a “change of control”, as defined, any unvested portion of the option shall become immediately exercisable. The Committee believes the vesting schedule aids the Company in retaining executives and motivating their long-term performance. Exercise rights cease ninety (90) days after termination of employment except in cases of death, disability or retirement. The Committee considers the Black-Scholes option pricing model in its valuation of stock options which are granted.

At its meeting in December 2007, the Committee received recommendations from the CEO as to stock option awards for the Company’s General Managers and other senior level executives (other than himself) and discussed with the CEO his general approach to stock option awards, which the Committee agreed should take into account past practices and awards as well as the impact of the stock options upon the number of issued and outstanding shares. The CEO reviewed with the Committee his rationale for each proposed individual grant. The Committee discussed with the CEO the question as to what level of manager should stock options be granted. The Committee took note of the stock split in November 2007 and considered the impact of the split upon the number of stock options to be granted, and considered the Black-Scholes value of the Company’s stock options. The Committee concluded that the CEO’s recommendations were well supported. With respect to the CEO, the Committee in executive session considered the CEO’s and the Company’s performance for the fiscal year to date as well as the Board’s interest in retaining the CEO, and approved an option award that was intended to reflect these considerations.   The Committee determined that on a general basis it would seek approximate parity as to the aggregate value of all of the stock option awards as compared with the prior year, based upon the Black-Scholes value. The Committee approved stock option awards aggregating 215,800 shares inclusive of the awards to 14 executives and to the five non-employee directors, or approximately 1.43% of the Company’s issued and outstanding shares as of such date, as compared with prior year awards for an aggregate of 238,667 shares (adjusted for stock split) or approximately 1.60% of the Company’s issued and outstanding shares as of December 15, 2006.

Retirement Benefits

Executive officers are eligible to participate in a tax-qualified 401(k) defined contribution plan. The current executive officers also participate in the Salaried Pension Plan, which is a funded, tax-qualified non-contributory defined benefit pension plan that was amended during the fiscal year ended January 31, 2007 to freeze the accrual of future benefits for all salaried and non-union hourly employees, effective on December 31, 2006. The CEO and the CFO participate in the Non-Qualified Pension Restoration Plan, which is an unfunded non-qualified plan, as to which the accrual of future benefits is expected to be frozen effective May 1, 2008, at which time a Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan will take effect and as to which the CEO, the CFO, and a number of other senior managers of the Company, will participate. Gregory C. Kimmer, Vice President-Duall Division, participates in the Deferred Compensation Plan, a funded non-qualified plan. A description of these plans and the benefits payable to each named executive officer upon retirement is set forth in the “Pension Benefits” section on page 20.

Under the Company’s 401(k) defined contribution plan, the Company will match, in the form of Met-Pro Common Shares, up to 50% of the officer’s contribution up to 4% of compensation.  Effective January 1, 2007, in connection with the freezing of the accrual of future benefits under the Company’s defined benefit plans, the Company added a discretionary contribution to the Plan for non-bargaining unit employees in the United States.  The discretionary contribution is (i) 2% for employees under 45 years old or with less than 5 years of service, (ii) 3% for employees 45 years or older and between five to nine years of service, or (iii) 4% for employees 45 years or older and with ten or more years of service.  The levels of discretionary contribution will not change with the employee’s age or years of service going forward and all future eligible new hires after April 15, 2006 will receive a discretionary contribution at the 2% level. The plan is open to all employees and officers and participation is based upon the same terms and conditions.

During fiscal year 2008, the Compensation and Management Development Committee engaged Aon Consulting to undertake a review of the Company’s executive retirement benefits.  Based on this review, in December 2007, the Company’s Board of Directors approved and adopted a Non-Qualified Defined Contribution Supplemental Executive Retirement Plan (“SERP”), as noted earlier in this report.  The purpose of the SERP, which is expected to take effect on May 1, 2008, is to provide supplemental retirement benefits to senior executives of the Company and others, presently totaling eleven persons including the Company’s Chief Executive and Chief Financial Officers, as determined by the Company’s Board of Directors.  The Company will make annual contributions to the SERP in order to provide participants with up to 30% to 60% of projected retirement age compensation (based upon base salary and bonus) assuming thirty years of service to the Company, after taking into account all Company-provided retirement income as well as the employee’s social security benefit at a defined age.  At the time that the SERP takes effect, the Company will freeze the accrual of future benefits under the existing Non-Qualified Pension Restoration Plan with respect to which the only employee participants are the Chief Executive Officer and the Chief Financial Officer.

Health and Related Benefits

The Company’s health and related plans include medical, life, disability, accidental death and dismemberment and travel accident coverage. The Company’s health and related benefit programs are designed to be competitive with other comparably sized corporations. The health and related benefits provided to executive officers are offered through broad-based plans applicable to all employees.

During fiscal year 2008, the Committee asked Aon Consulting to review the Company’s short and long-term disability programs, and after considering the Aon Consulting report, the Committee in November 2007 approved the adoption of a new short-term disability policy as well as a new long-term disability policy applicable to a group that presently consists of twelve senior executive employees including without limitation the Chief Executive Officer, the Chief Financial Officer, and other persons identified in the Company’s proxy materials as “named executive officers.”  To be eligible for these benefits, an employee must have six months of continuous service with the Company.  The new policies took effect on January 1, 2008.

The material provisions of the short-term disability policy are as follows: in the event of a “disability” (as defined in the Company’s long-term disability policy), the Company shall pay (i) in the case of the Company’s Chief Executive Officer, Chief Financial Officer, and Executive Vice President, 100% of the employee’s base salary for a period of up to six months, and (ii) in the case of the other participating senior executive employees, 100% of base salary for a period of up to three months and 66-2/3% for a period of up to three months.

The material provisions of the long-term disability policy are as follows: in the event of a “disability” (as defined in the policy), the Company shall pay a benefit amount that is based upon 60% of the sum of the employee’s base salary and bonus, not to exceed $16,000 per month per employee. The base salary amount is equal to the base salary being paid in the year in which the disability occurs. The bonus amount is based upon the average of either the employee’s prior two or three years’ bonuses earned under the Company’s management incentive plan or any successor plan, which will be determined by the insurance carrier selected to insure the plan.

Other Benefits and Perquisites

All employees, including executive officers, are eligible to receive standard health, disability, life and travel insurance.  In addition, the Corporation provides vehicles to certain executives for use on Company business.  For the fiscal year ended January 31, 2008, the total reimbursed expenses, excluding standard health and travel insurance, for all named executive officers related to other benefits and perquisites are included in column (g), “All Other Compensation” in the Summary Compensation Table on page 17.

Stockholding Guidelines

The Company has no formal stock ownership requirement for its named executive officers.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Committee has reviewed and discussed it with Management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2008 Annual Meeting of Shareholders.

Submitted by the Compensation and Management Development Committee,
George H. Glatfelter II (Chairman)
Nicholas DeBenedictis
Constantine N. Papadakis, Ph.D.
April 3, 2008

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

No member of the Company’s Compensation and Management Development Committee is currently, or ever has been, an employee or officer of the Company or any of its subsidiaries, nor has any member had any relationship with the Company, the disclosure of which is required under Item 404 of Regulation S-K promulgated by the SEC.  None of the executive officers of the Company has served as a Director or member of a Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a Director or member of the Compensation and Management Development Committee of the Company.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the named executive officers during the fiscal years 2008 and 2007.

The named executive officers did not receive any payments which would be characterized as “Bonus” payments during the fiscal years 2008 and 2007 except to the extent of the amounts listed under column (e), “Non-Equity Incentive Plan Compensation,” which represent the annual incentive awards for fiscal years 2008 and 2007 under the Company’s Management Incentive Plan. The fiscal year 2008 awards were approved by the Compensation and Management Development Committee at its February 25, 2008 meeting, and became payable on March 15, 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($) (5)
Raymond J. De Hont	2008	$310,000	$108,708	$69,281	$25,897	$22,170	$536,056
Chairman, Chief Executive Officer and President	2007	290,000	61,801	51,875	40,298	5,378	449,352

Gary J. Morgan	2008	210,000	45,239	37,838	12,657	16,098	321,832
Senior Vice President-Finance, Secretary, Treasurer and Chief Financial Officer	2007	201,000	33,871	26,920	42,301	5,049	309,141

Paul A. Tetley	2008	182,000	28,072	28,163	1,628	12,560	252,423
Executive Vice President-Product Recovery/Pollution Control Technologies and General Manager, Strobic Air Corporation	2007	175,000	28,978	-	10,804	4,395	219,177

Robert P. Replogle	2008	150,800	22,702	27,966	27,234	14,247	242,949
Vice President and Assistant to President	2007	145,000	16,832	16,183	40,133	3,195	221,343

Gregory C. Kimmer	2008	148,000	19,039	50,033	3,080	14,147	234,299
Vice President and General Manager, Duall Division	2007	141,000	12,333	52,875	19,726	3,467	229,401

(1)	The amounts in column (c) include base salary.

(2)
The amounts in column (d) represent the dollar amount recognized for financial statement reporting purposes for the fiscal years ended January 31, 2008 and 2007, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R) for stock options, which include amounts from awards granted prior to the fiscal years 2008 and 2007 to the extent such options became exercisable in fiscal years 2008 and 2007, respectively, as well as options granted in such fiscal years to the extent exercisable.  The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant.  Assumptions used in the calculation of these amounts are included in the “Stock-Based Compensation” footnote to the Company’s audited financial statements for the fiscal year ended January 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 11, 2008.

(3)
The amounts in column (f) represent the actuarial increase in the present value of the named executive officers’ benefits under the Company’s Salaried Pension Plan and, in addition, the Pension Restoration Plan for Messrs. De Hont and Morgan, and the Deferred Compensation Plan for Mr. Kimmer, further described in the “Pension Benefits” section on page 20.  The increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in the Company’s financial statements.  The calculation assumes benefit commencement is at normal retirement age (age 65), and was calculated without respect to pre-retirement death, termination or disability.

(4)	The amounts in column (g) “All Other Compensation” for fiscal year 2008, consist of the following:

	401(k)	401(k)		Life
	Match	Discretionary	Car	Insurance	Disability	Total
Name	($)	($)	($)	($)	($)	($)
Raymond J. De Hont	$4,637	$14,442	$934	$1,314	$843	$22,170
Gary J. Morgan	4,031	9,462	944	1,021	640	16,098
Paul A. Tetley	3,634	5,451	2,027	885	563	12,560
Robert P. Replogle	2,832	6,670	3,543	733	469	14,247
Gregory C. Kimmer	3,333	8,023	1,609	719	463	14,147

(5)	The amounts in column (h) represent the total of columns (c) through (g).

GRANTS OF PLAN-BASED AWARDS

The table below provides information about equity and non-equity awards granted to the named executive officers during the fiscal years 2008 and 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
	Fiscal Year Ended/	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option	Grant Date Price of
	Grant	Threshold	Target	Maximum	Options	Awards	Awards	Options
Name	Date	($)	($)	($)	(#) (1)(2)	($/Sh) (1)(3)	($) (1)(4)	($/Sh) (1)(2)
Raymond J. De Hont	01/31/2008	(5)	$0	$155,000	$232,500	-	-	-	-
	01/31/2007	(5)	0	116,000	174,000	-	-	-	-
	12/10/2007		-	-	-	45,500	$11.75	$139,230	$11.96
	12/15/2006		-	-	-	46,667	10.90	141,050	10.91

Gary J. Morgan	01/31/2008	(5)	0	84,000	126,000	-	-	-	-
	01/31/2007	(5)	0	60,300	90,450	-	-	-	-
	12/10/2007		-	-	-	19,500	11.75	59,670	11.96
	12/15/2006		-	-	-	20,000	10.90	60,450	10.91

Paul A. Tetley	01/31/2008	(5)	0	63,700	95,550	-	-	-	-
	01/31/2007	(5)	0	52,500	78,750	-	-	-	-
	12/10/2007		-	-	-	13,000	11.75	39,780	11.96
	12/15/2006		-	-	-	13,334	10.90	40,300	10.91

Robert P. Replogle	01/31/2008	(5)	0	37,700	56,550	-	-	-	-
	01/31/2007	(5)	0	36,250	54,375	-	-	-	-
	12/10/2007		-	-	-	-	-	-	-
	12/15/2006		-	-	-	8,000	10.90	24,180	10.91

Gregory C. Kimmer	01/31/2008	(5)	0	37,000	55,500	-	-	-	-
	01/31/2007	(5)	0	35,250	52,875	-	-	-	-
	12/10/2007		-	-	-	7,800	11.75	23,868	11.96
	12/15/2006		-	-	-	8,000	10.90	24,180	10.91

(1)	All references to per option awards and price of options have been restated to reflect the effect of the four-for-three stock split effective November 14, 2007.

(2)	The amounts in column (f) represent the number of stock options granted on December 10, 2007 and December 15, 2006, as part of the fiscal years 2008 and 2007 long-term incentive award.

(3)
The amounts in column (g) represent the exercise price of the stock options, which was the fair market value on the date of grant, calculated by taking the average of the high and low trading values of the Company’s common stock on the New York Stock Exchange on the date of grant. The closing trade value on the Company’s Common Shares on the New York Stock Exchange on the December 10, 2007 and December 15, 2006 was $11.96 and $10.91, respectively, as presented in column (i).

(4)
The amounts in column (h) represents the fair value of the stock options granted on December 10, 2007 and December 15, 2006 as part of the fiscal years 2008 and 2007 long-term incentive award. The value is computed in accordance with SFAS No. 123(R), using a Black-Scholes option pricing model value of $3.06 and $3.02 per option, respectively.

(5)
 Columns (c), (d) and (e) show for each named executive officer the potential value of the payout of their fiscal years 2008 and 2007 annual incentive award if the threshold, target and maximum performance goals are satisfied. Annual incentive awards for fiscal years 2008 and 2007 were paid as follows, respectively, and are reported in column (e) of the Summary Compensation Table on page 17: Mr. De Hont, $69,281 and $51,875; Mr. Morgan, $37,838 and $26,920; Mr. Tetley, $28,163 and $0; Mr. Replogle, $27,966 and $16,183 and Mr. Kimmer, $50,033 and $52,875. The Management Incentive Plan is described in the Compensation Discussion and Analysis on pages 9-15.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information on the holdings of stock options by the named executive officers at January 31, 2008.

(a)	(b)	(c)	(d)	(e)
	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (2)	Option Expiration Date (3)
Raymond J. De Hont	9,956	-	$4.1659	12/16/2009
	17,779	-	5.1047	2/26/2011
	17,779	-	5.5476	2/25/2012
	35,556	-	5.5181	2/24/2013
	44,446	-	9.6440	2/23/2014
	44,446	-	7.4110	2/22/2015
	45,334	-	9.0375	12/15/2015
	15,555	31,112	10.8975	12/15/2016
	-	45,500	11.7500	12/10/2017

Gary J. Morgan	13,156	-	4.1659	12/16/2009
	15,408	-	5.1047	2/26/2011
	15,408	-	5.5476	2/25/2012
	17,779	-	5.5181	2/24/2013
	17,779	-	9.6440	2/23/2014
	17,779	-	7.4110	2/22/2015
	18,667	-	9.0375	12/15/2015
	6,667	13,333	10.8975	12/15/2016
	-	19,500	11.7500	12/10/2017

Paul A. Tetley	9,956	-	4.1659	12/16/2009
	9,956	-	5.1047	2/26/2011
	9,956	-	5.5476	2/25/2012
	9,956	-	5.5181	2/24/2013
	17,779	-	9.6440	2/23/2014
	10,667	-	7.4110	2/22/2015
	10,667	-	9.0375	12/15/2015
	4,444	8,890	10.8975	12/15/2016
	-	13,000	11.7500	12/10/2017

Robert P. Replogle	9,956	-	4.1659	12/16/2009
	9,956	-	5.1047	2/26/2011
	9,956	-	5.5476	2/25/2012
	7,112	-	5.5181	2/24/2013
	8,000	-	9.6440	2/23/2014
	10,667	-	7.4110	2/22/2015
	10,667	-	9.0375	12/15/2015
	2,666	5,334	10.8975	12/15/2016

Gregory C. Kimmer	7,112	-	5.1047	2/26/2011
	9,956	-	5.5476	2/25/2012
	9,956	-	5.5181	2/24/2013
	7,112	-	9.6440	2/23/2014
	8,000	-	7.4110	2/22/2015
	8,000	-	9.0375	12/15/2015
	2,666	5,334	10.8975	12/15/2016
	-	7,800	11.7500	12/10/2017

(1)	All references to per option awards and exercise price of options have been restated to reflect the effect of the four-for-three stock split effective November 14, 2007.

(2)
The exercise price of the stock options is the fair market value of the Company’s Common Shares on the date of grant, calculated by taking the average of the high and low price of the Company’s Common Shares on the New York Stock Exchange on the date of grant.

(3)
Options granted prior to fiscal year 2007 had a ten-year term and a vesting schedule of one-third on the date of grant, one-third at the completion of year one and one-third at the completion of year two.  All options granted during the fiscal years 2008 and 2007 have a ten-year term and a vesting schedule of one-third per year over three years. The first vesting date for all options granted during the fiscal years 2008 and 2007 is on the first anniversary date of the grant and is for one-third of the options that were granted, and the options subsequently vest at a rate of one-third of the grant per year on the following two anniversary dates, subject to earlier termination as well as acceleration as elsewhere described.

OPTION EXERCISES AND YEAR END HOLDINGS

The following table provides information with respect to options exercised during the fiscal year ended January 31, 2008 by each of the named executive officers and the status of their options at January 31, 2008.  In accordance with SEC rules, values are calculated by subtracting the exercise price from the average of the high and low prices of the Company’s Common Shares as reported by the New York Stock Exchange on the date of exercise, in the case of exercise, or on January 31, 2008, in the case of fiscal year-end values.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
					Value of Unexercised
	Option Awards (1)		Number of Unexercised		In-The-Money
	Number of Shares	Value Realized	Options at FY-End (1)		Options at FY-End (1)(2)
	Acquired on Exercise	on Exercise	(#)		($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond J. De Hont	-	$0	230,851	76,612	$631,364	$0
Gary J. Morgan	-	0	122,643	32,833	410,224	0
Paul A. Tetley	-	0	83,381	21,890	266,824	0
Robert P. Replogle	-	0	68,980	5,334	246,304	0
Gregory C. Kimmer	-	0	52,802	13,134	171,755	0

(1)	All references to per option awards and exercise price of options have been restated to reflect the effect of the four-for-three stock split effective November 14, 2007.

(2)
Market value of shares covered by in-the-money options on January 31, 2008 less option exercise price. Options are in-the- money if the market value of the shares covered thereby is greater than the option exercise price.

PENSION BENEFITS

Defined Contribution Plan

Effective April 1, 1999, the Company implemented a Defined Contribution Plan (the “401(k) Plan”).  All employees of the Company in the United States are eligible to participate in the 401(k) Plan following completion of one year of service and attaining age 21.  Pursuant to this plan, employees can contribute up to 25% of their compensation to the Plan.  The Company will match, in the form of Met-Pro Common Shares, up to 50% of the employee’s contribution up to 4% of compensation.  Effective January 1, 2007, the Company added a discretionary contribution to the Plan for non-bargaining unit employees in the United States in lieu of the Defined Benefit Plan, which was frozen on December 31, 2006, and accelerated the eligibility  to participate in the 401(k) Plan from the completion of one year of service to six-months of service.  The discretionary contribution is (i) 2% for employees under 45 years old or with less than five years of service, (ii) 3% for employees 45 years or older and between five to nine years of service, or (iii) 4% for employees 45 years or older and with ten or more years of service.  The levels of discretionary contribution will not change with the employee’s age or years of service going forward and all future eligible new hires after April 15, 2006 will receive a discretionary contribution at the 2% level.  During the Company’s fiscal years ended January 31, 2008 and 2007, the Company made contributions to the 401(k) Plan in the amount of $19,079 and $5,378 for Raymond J. De Hont, $13,493 and $5,049 for Gary J. Morgan, $9,085 and $4,395 for Paul A. Tetley, $9,502 and $3,195 for Robert P. Replogle, $11,356 and $3,467 for Gregory C. Kimmer, and $73,795 and $26,739 for all executive officers as a group (7 persons).

Salaried Employee Stock Ownership Plan

Pursuant to the Company’s Salaried Employee Stock Ownership Plan (the “Ownership Plan”), the Company may make discretionary contributions to the Company’s Salaried Employee Stock Ownership Trust (the “Trust”) either in cash or in Company Common Shares.  The Trust uses the cash contributions and dividends received to purchase shares of the Company’s Common Shares.  All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan.  All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries.  Employees nearing retirement have discretion to diversify a portion of their investment.  There were no contributions by the Company to the Employee’s Stock Ownership Trust during the fiscal years ended in 2008, 2007 and 2006, and the Company does not presently expect to make any future contributions to the Trust.

Pension Plans

The Salaried Pension Plan (the “Retirement Plan”) is a funded, tax-qualified noncontributory defined benefit pension plan that covers certain employees, including the named executive officers.  Benefits under the Retirement Plan are calculated as an annuity of one percent of the participant’s final average earnings for the five highest consecutive years of the last ten years multiplied by years of service.  Earnings covered by the Retirement Plan include annual salary and non-equity incentive paid pursuant to the Company’s Management Incentive Plan.  The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law.  For the fiscal year ended 2008, the annual limitation was $225,000.

Effective February 1, 2000, the Board of Directors adopted a Non-Qualified Pension Restoration Plan for Mr. Morgan.  Mr. De Hont was added to the Non-Qualified Pension Restoration Plan effective February 1, 2001.  The Non-Qualified Pension Restoration Plan is an unfunded supplemental plan that provides out of the Company’s general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan.  As noted elsewhere in this Report, the accrual of future benefits under the Non-Qualified Pension Restoration Plan is expected to cease as of May 1, 2008, when the SERP (as defined earlier in this Report) is expected to take effect.

The following table shows the estimated annual Retirement Plan and Pension Restoration Plan benefits on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

	Years of Service
Five Year Average Earnings	15	20	25	30	35

$100,000	$15,000	$20,000	$25,000	$30,000	$35,000
125,000	18,750	25,000	31,250	37,500	43,750
150,000	22,500	30,000	37,500	45,000	52,500
170,000	25,500	34,000	42,500	51,000	59,500
175,000	26,250	35,000	43,750	52,500	61,250
200,000	30,000	40,000	50,000	60,000	70,000
225,000 (1)	33,750	45,000	56,250	67,500	78,750
250,000	37,500	50,000	62,500	75,000	87,500
300,000	45,000	60,000	75,000	90,000	105,000
350,000	52,500	70,000	87,500	105,000	122,500
400,000	60,000	80,000	100,000	120,000	140,000
450,000	67,500	90,000	112,500	135,000	157,500
500,000	75,000	100,000	125,000	150,000	175,000

(1)	Internal Revenue Code Section 401(a)(17) limits earnings used to calculate Retirement Plan benefits amounted to $225,000 and $220,000 for fiscal years 2008 and 2007, respectively.

As of January 31, 2008, Messrs. De Hont and Morgan had accrued 12 and 28 years of service, respectively, under the Retirement Plan and the related Pension Restoration Plan.  Messrs. Tetley, Replogle and Kimmer each had accrued 10, 33 and 19 years of service, respectively, under the Retirement Plan for this same period.

Deferred Compensation Plan

Prior to the acquisition of the Duall Division in fiscal year 1989, Gregory C. Kimmer, Vice President-Duall Division, was party to a Deferred Compensation Plan, which was effective December 4, 1987.  The Deferred Compensation Plan provides Mr. Kimmer with a monthly retirement income equal to $2,093 for a period of fifteen years beginning at the retirement age of sixty-five years.  In the event of Mr. Kimmer’s death after retirement, whether prior to or after he has begun to receive the retirement benefits, his designated beneficiary or beneficiaries shall be entitled to receive any remaining balance of such payments.

Mr. Kimmer shall receive a non-forfeitable right to the benefits above equivalent to one (1) divided by the difference between the retirement age of sixty-five years and Mr. Kimmer’s age as of the effective date of the Deferred Compensation Plan. The percentage shall then be multiplied by the number of actual years of service provided for Mr. Kimmer to give his vested portion of the benefits provided hereunder.  Mr. Kimmer was thirty-two years old on the effective date of the Deferred Compensation Plan and has a total of thirty years of service.

In the event of a disability, Mr. Kimmer shall become one-hundred percent vested in his right to receive a monthly disability payment.  Mr. Kimmer shall receive a monthly income equal to twenty-five percent of his former monthly base salary as of April 1, 1986, which is defined as $650, increased annually by three and one-half percent, compounded annually, up to and including the year he becomes disabled.  These monthly payments shall continue for a term of fifteen years.

In the event of Mr. Kimmer’s death while employed by the Company, he shall become one-hundred percent vested in his right to receive a death benefit.  Mr. Kimmer’s designated beneficiary or beneficiaries shall be entitled to receive a monthly death benefit equal to one-hundred percent of his monthly base salary as of April 1, 1986, which is $2,600.  These monthly payments shall continue for a period of fifteen years.

On June 4, 1986, the prior owner of Duall Division, Duall Industries Inc., purchased a whole life policy from Northwestern Mutual Life to cover the liabilities of the Deferred Compensation Plan for Mr. Kimmer.  This policy is owned by the Company.  The cash value of this policy as of January 31, 2008 amounted to $135,915.

The following table shows, as to each of the named executive officers, (1) the number of years of Credited Service as of October 31, 2007 (measurement date of plans), (2) present value of the accumulated benefit and (3) the payments during the last fiscal year.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Raymond J. De Hont	Retirement Plan	11.50	$104,484	$0
	Pension Restoration Plan	12.33	76,677	0
Gary J. Morgan	Retirement Plan	26.75	214,164	0
	Pension Restoration Plan	27.58	49,766	0
Paul A. Tetley	Retirement Plan	9.92	53,502	0
Robert P. Replogle	Retirement Plan	33.08	507,741	0
Gregory C. Kimmer	Retirement Plan	18.50	105,952	0
	Deferred Compensation Plan	20.83	65,838	0

(1)	Based upon the pension plans measurement date of October 31, 2007.

(2)
The amounts in column (d) represent the present value of accumulated benefits for the period ended October 31, 2007. The actuarial values were based on the mortality table and discount rate assumptions used in the calculation in the “Employee Benefit Plans” footnote in the Company’s audited financial statements for the fiscal year ended January 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 11, 2008.

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL

Mr. De Hont is party to an Amended and Restated Key Employee Severance Agreement dated April 4, 2001 with the Company which provides that in the event of a “change of control” and the “involuntary termination of his employment” within eighteen months thereafter, the Company shall pay him an amount that is equal to twenty four months of his base salary in effect at the time that the change of control occurs.  Payment shall be made in a lump sum upon the involuntary termination. Mr. De Hont’s current base annual salary, effective February 1, 2008, is $341,000.

A “change in control” shall be deemed to have occurred as of the date on which any of the following events shall occur: (i) any “person” or “group of persons acting in concert”, who are not part of the present management, becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) there shall be a change in the composition of the Company’s Board of Directors so that a majority of the Directors in office on the effective date of the Key Employee Severance Agreement no longer constitute a majority of the Board of Directors; provided, however, that any Director elected upon the recommendation of the then present majority shall be considered to be a part of the present majority; or (iii) if the shareholders approve of (a) a reorganization, merger, or consolidation, in each case with respect to which persons who were shareholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated corporation’s then outstanding securities entitled to vote generally in the election of directors or (b) the  liquidation or dissolution of the Company or (c) the sale of all or substantially all of the Company’s assets; or (iv) there shall be a change of control as defined by any other agreement or plan to which the Company is a party.

“Involuntary termination of employment” means termination without “cause” (as defined), or termination of employment by Mr. De Hont as a result of a reduction in his status, or duties, or responsibilities, or rate of compensation, or the imposition of intolerable working conditions.

Mr. De Hont has agreed that in consideration of the granting of the benefits under the agreement, he will continue to use his best efforts to perform his duties as assigned to him by the Company, and that in the event a change of control is pending or threatened, he will not voluntarily terminate his employment prior to the actual change of control but will continue to perform his duties in the same manner and with the same effort as he had employed prior to the occurrence of such events.

Mr. Morgan is also party to an Amended and Restated Key Employee Severance Agreement on terms that are identical to those to which Mr. De Hont is party, except that the amount of compensation is equal to eighteen months of his base salary in effect at the time of the change of control. Mr. Morgan’s current base annual salary, effective February 1, 2008, is $220,000.

None of the other named executive officers are party to a Key Employee Severance Agreement or other similar agreement with respect to the termination of employment following a change in control.

The Company’s stock option agreements provide for the acceleration and immediate vesting of all unvested stock options upon a “change of control”, which is defined in the same way as such term is defined in the Key Employee Severance Agreement. The following table summarizes the potential payments and intrinsic value (the value based upon the fiscal year end closing price of $10.34 per Common Share minus the stock option exercise price) derived from the accelerated vesting of stock options upon a change of control termination if it hypothetically were to have occurred on January 31, 2008, the last day of our fiscal year:

	Key	Accelerated
	Employee	Vesting of	Total
Name	Severance	Options	($)
Raymond J. De Hont	$682,000	$0	$682,000
Gary J. Morgan	330,000	-	330,000
Paul A. Tetley	-	-	-
Robert P. Replogle	-	-	-
Gregory C. Kimmer	-	-	-

CERTAIN BUSINESS RELATIONSHIPS

The Company has no transactions or other payments to disclose under this heading under applicable SEC rules for the fiscal year 2008.

DIRECTOR COMPENSATION

The Company’s compensation philosophy for non-employee Directors is consistent with the philosophy established for the Company’s named executive officers. The compensation program is designed to attract and retain Directors with the necessary experience to represent the Company’s shareholders and to advise the Company’s executive management. It is also important that the compensation program aligns the Board of Directors with the interests of long-term shareholders. The Company uses a combination of cash and stock options to compensate Directors, and targets compensation survey data from the companies included in the Compensation Peer Group discussed in the Compensation Discussion and Analysis section of this proxy statement, as well as similar industry segments and industry in general.

Cash Compensation Paid to Board Members and for Committee Participation

For fiscal year 2008, members of the Board who were not employees of the Company received an annual cash retainer of $10,000, paid in quarterly increments.  In addition, the Chair of the Compensation and Management Development Committee received an annual cash retainer in the amount of $3,500, the Chair of the Audit Committee received an annual cash retainer in the amount of $5,000 and the Chair of the Corporate Governance and Nominating Committee received an annual retainer in the amount of $1,500. Directors also receive a fee of $1,250 per day for each day during which one or more Board meetings are attended (including telephonic meetings as to which the workload, in preparation of the meeting or otherwise, justifies the payment, in the view of the Chairman), and $800 per day for each day in which Committee meetings are attended (including telephonic meetings as to which the workload, in preparation of the meeting or otherwise, justifies the payment, in the view of the Chairman).  Effective February 1, 2007, members of the Board received quarterly payments distributed in advance by the Company of amounts due for Board and Committee membership and attendance.  Directors who are employees of the Company receive no compensation for their service as Directors.  In February 2008, the Committee approved an increase in the retainer paid to the Chair of the Audit Committee, to $7,500 per year, in recognition of the amount of work associated with such position.

Option Awards Paid to Board Members

The non-employee Directors are paid an annual stock option grant on terms that are intended to be substantially similar to the terms of the options granted to the Company’s executive officers.  The option terms, which the Board has the authority to change from time to time, subject to the terms of the Company’s stock option plans, in general, are as follows: an exercise price that is equal to the average of the high and low price of the Company’s Common Shares on the date of grant; a vesting period of three years; provided, however, that in the event of a “change of control”, any unvested portion of the option shall become immediately exercisable.  The vesting period for stock option grants prior to December 15, 2006 was two years, with one-third of the shares covered by the option being immediately exercisable.  The duration of the option shall be for up to ten years, subject to earlier termination under various conditions.  The grant date is typically the same date as the date that options are granted to the Company’s senior employees.  Consistent with this, in December 2007, the Committee approved a stock option award of 13,000 shares to each non-employee Director, which was intended to be substantially equivalent in value to the grant made in December 2006, which was for 13,333 shares (adjusted for stock split) for each non-employee Director, based upon the Black-Scholes values at the respective times. The exercise price of the 2007 grant was $11.75 per share, which is the average of the high and low of the Company’s Common Shares as quoted on the New York Stock Exchange on the date of the grant.

Directors’ Retirement Plan

The Board’s current policy as to an annual grant of options for non-employee Directors was intended to replace participation by non-vested Directors in the Directors’ Retirement Plan that the Board had established in 1994 (the “Directors’ Plan”). Of the Company’s current Directors, only Dr. Lawley will receive benefits in the future under the Directors’ Plan as a result of the fact that each such person was vested as of December 16, 1999, the date of the Board’s action on this plan. The accrual of benefits under the Directors’ Plan for Dr. Lawley ceased as of December 16, 1999, in that Dr. Lawley elected to receive options as aforementioned for continued service as Director in lieu of participation under the Directors’ Plan.  The Directors’ Plan, which was established in 1994, provides that Directors who have completed six years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs.  Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000 and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as a Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty years.  In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director’s surviving spouse.  If there is no surviving spouse, a lump sum payment will be paid to the Director’s estate equal to the sum of ten annual retirement payments, less the total paid prior to death.

The Directors’ Plan further provides that if a Director’s services are terminated upon or after a “change in control” of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable.  For purposes of the Plan, a “change in control” shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company’s voting securities, or there shall be a change in the majority composition of the Company’s Board of Directors, or the shareholders of the Company shall approve a merger or other similar reorganization in which the persons who were shareholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting  securities of the Company,  or in the  event  of a change  of  control  as  defined  in any  other agreement or plan of the Company.  There are additional provisions to vest stock options upon death, disability, retirement and cessation of the Director’s services.

DIRECTOR SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each Director during the fiscal year 2008.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($) (4)
George H. Glatfelter II	$26,250	$31,204	$0	$57,454
Alan Lawley, Ph.D.	21,950	31,204	3,450	56,604
Nicholas DeBenedictis	24,350	31,204	0	55,554
Michael J. Morris	28,550	31,204	0	59,754
Constantine N. Papadakis, Ph.D.	24,250	31,204	0	55,454

(1)	The amounts in column (b) represent fees paid for board retainers, committee retainers, board meetings and committee meetings.

(2)
The amounts in column (c) represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2008, in accordance with SFAS No. 123(R) for stock options, regardless of when the options were granted, and include amounts from awards granted prior to the fiscal year 2008.  The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant.  Assumptions used in the calculation of these amounts are included in the “Stock-Based Compensation” footnote to the Company’s audited financial statements for the fiscal year ended January 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 11, 2008.

(3)
The amounts in column (d) represent the actuarial increase in the present value of benefits under the Directors’ Retirement Plan for Dr. Lawley as described in the Directors’ Retirement Plan section on page 24.

(4)	The amounts in column (e) represent the total of columns (b), (c) and (d).

(5)	The following table provides information on the holdings of stock options by each Director at January 31, 2008.

(a)	(b)	(c)	(d)	(e)
	Option Awards (6)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (7)	Option Expiration Date (8)
George H. Glatfelter II	12,446	-	$7.4110	2/22/2015
	13,334	-	9.0375	12/15/2015
	4,444	8,890	10.8975	12/15/2016
	-	13,000	11.7500	12/10/2017

Alan Lawley, Ph.D.	4,446	-	9.0375	12/15/2015
	4,444	8,890	10.8975	12/15/2016
	-	13,000	11.7500	12/10/2017

Nicholas DeBenedictis	11,854	-	5.5181	2/24/2013
	12,446	-	9.6440	2/23/2014
	12,446	-	7.4110	2/22/2015
	13,334	-	9.0375	12/15/2015
	4,444	8,890	10.8975	12/15/2016
	-	13,000	11.7500	12/10/2017

Michael J. Morris	11,854	-	$5.5476	2/25/2012
	11,854	-	5.5181	2/24/2013
	12,446	-	9.6440	2/23/2014
	12,446	-	7.4110	2/22/2015
	13,334	-	9.0375	12/15/2015
	4,444	8,890	10.8975	12/15/2016
	-	13,000	11.7500	12/10/2017

Constantine N. Papadakis, Ph.D.	12,446	-	7.4110	2/22/2015
	13,334	-	9.0375	12/15/2015
	4,444	8,890	10.8975	12/15/2016
	-	13,000	11.7500	12/10/2017

(6)	All references to per option awards and exercise price of options have been restated to reflect the effect of the four-for-three stock split effective November 14, 2007.

(7)
The exercise price of the stock options is the fair market value of the Company’s Common Shares on the date of grant, calculated by taking the average of the high and low price of the Company’s Common Shares on the New York Stock Exchange on the date of grant.

(8)
Options granted prior to fiscal year 2007 had a ten-year term and a vesting schedule of one-third on the date of grant, one-third at the completion of year one and one-third at the completion of year two. All options granted during the fiscal years 2008 and 2007 have a ten-year term and a vesting schedule of one-third per year over three years. The first vesting date for all options granted during the fiscal years 2008 and 2007 is on the first anniversary date of the grant and is for one-third of the options that were granted, and the options subsequently vest at a rate of one-third of the grant per year on the following two anniversary dates, subject to earlier termination as well as acceleration as elsewhere described.

The following table shows, as to each Director who is eligible for pension plan benefits, (1) the number of years of Credited Service as of October 31, 2007 (measurement date of plans), (2) present value of the accumulated benefit and (3) the payments during the last fiscal year.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Alan Lawley, Ph.D.	Directors’ Retirement Plan	9.00	$53,110	$0

(1)	Based upon the pension plans measurement date of October 31, 2007.

(2)
The amounts in column (d) represent the present value of accumulated benefits for the period ended October 31, 2007. The actuarial values were based on the mortality table and discount rate assumptions used in the calculation in the “Employee Benefit Plans” footnote in the Company’s audited financial statements for the fiscal year ended January 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 11, 2008.

The Board receives recommendations periodically from the Compensation and Management Development Committee as to appropriate policies on Directors’ compensation, and may make changes from time to time based upon such recommendations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of three Directors, all of whom are independent in accordance with New York Stock Exchange listing standards, the rules of the SEC applicable to audit committee members and the Company’s Corporate Governance Guidelines.

The current charter of the Audit Committee of the Board specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

♦	the integrity of the Company’s financial statements and internal controls;
♦	the Company’s compliance with legal and regulatory requirements;
♦	the qualifications and independence of the Company’s independent registered public accountants; and
♦	the performance of the Company’s internal audit function and the independent registered public accountants.

The full text of the Audit Committee’s charter is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.

The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control and the independent registered public accountants are responsible for auditing those financial statements and expressing their opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants.

As a part of its oversight of the Company’s financial statements, the Audit Committee met four times during the fiscal year 2008 (and took action on one occasion by unanimous written consent) to review and discuss, with both management and the Company’s independent registered public accountants, all annual and quarterly financial statements prior to their issuance.  Management represented to the Audit Committee that each set of the Company’s consolidated financial statements reviewed were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee.  The Audit Committee held discussions with the independent registered public accountants on matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements.  The Committee also discussed with the Company’s independent registered public accountants matters relating to their independence, including a review of audit and non-audit engagement fees and the written disclosures from the Company’s independent registered public accountants to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Audit Committee, prior to the commencement of the audit, discussed with the Company’s independent registered public accountants the overall scope and plans for its audit.  The Committee also met with the independent registered public accountants to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee recommended to the Board of Directors on April 3, 2008, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008, for filing with the SEC. The Audit Committee also recommended to the Board of Directors, and the Board has approved, the selection of Margolis & Company P.C. as the Company’s independent registered public accountants for the fiscal year ending January 31, 2009.

Submitted by the Audit Committee,
Michael J. Morris (Chairman)
Nicholas DeBenedictis
Alan Lawley, Ph.D.
April 3, 2008

PROPOSAL NO. 2
AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED CAPITALIZATION

The Board of Directors has recommended an amendment to the Company's Articles of Incorporation to increase the number of Common Shares, par value $0.10 per share, which the Company shall be authorized to issue from 18,000,000 to 36,000,000.  The Board believes it is essential to increase the authorized capital of the Company in order to have additional shares available for stock splits, acquisitions, financings, present and future employee benefit programs and other corporate purposes.  The additional shares may be issued from time to time as the Board of Directors may determine without further action of the shareholders of the Company.  The Board of Directors considers it advisable to have the authorization to issue such additional shares in order to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a shareholders' meeting for such purpose.

Shareholders of the Company do not currently possess, nor upon the adoption of the proposed amendment will they acquire preemptive rights, which would entitle such persons, as a matter of right, to subscribe for the purchase of any security of the Company.  Issuance of additional Common Shares could, under such circumstances, dilute the voting rights, equity and earnings per share of existing common shareholders.  Nevertheless, the Company anticipates that it would receive value for additional shares issued, minimizing or eliminating the economic effect of any such dilution to shareholders.

The change effected by this amendment is to Article 4 of the Articles of Incorporation, which as amended would read:

"ARTICLE 4: The total number of shares of stock which the Corporation shall have authority to issue is Thirty-Six Million (36,000,000), each share to be designated as a Common Share and to have a par value of Ten Cents ($0.10)."

The approval of the proposal to amend the Articles of Incorporation requires the affirmative “FOR” vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and which are actually cast on such proposal.

The Board of Directors recommends a vote FOR the adoption of the proposal to amend the Company’s Articles of Incorporation.

PROPOSAL NO. 3
APPROVAL OF THE MET-PRO CORPORATION 2008 EQUITY INCENTIVE PLAN

We believe that ownership of our stock by our senior managers and non-employee Directors is an important element of our compensation package and that stock awards help us attract and retain key personnel, encourage loyalty, provide incentive for continuous improvement, and align interests directly with those of the Company’s shareholders.  Stock awards to executive officers and non-employee Directors are a long-standing part of the Company’s culture.

Our shareholders approved stock option and equity compensation plans in 1992, 1997, 2001 and 2005.  We adopted and sought shareholder approval of each of these plans at the point in time when we had granted awards covering most of the stock that was available under the latest existing plan.  That is the situation we have at this time. Taking into account stock splits and stock dividends, the 1992 plan covered 533,333 shares, and the 1997 and 2001 plans each covered 829,629 shares.  As of January 31, 2008, there are no shares available for new awards under the 1992, 1997 and 2001 plans, and only 476,438 shares are available for new awards under the 2005 Equity Incentive Plan.

Our practice over the last several fiscal years has been to issue stock options covering an aggregate of approximately 200,000 to 240,000 Common Shares a year to our executive officers, senior managers and non-employee Directors, typically in December of each year.  Of these shares, awards covering an aggregate of approximately 150,000 to 160,000 shares a year are granted to our senior managers, currently thirteen persons.  In fiscal year 2008, options covering an aggregate of 215,800 shares were awarded, 150,800 of which were granted to fourteen senior managers of the Company and 65,000 of which were awarded to our five non-employee Directors (13,000 shares each).  At this present point in time, we expect to continue these practices, with the understanding that our Compensation and Management Development Committee is expected to review our stock award practices and policies periodically, and may modify them as they believe appropriate.

The Board of Directors has recognized that the number of shares that are available for new grants under the 2005 Equity Incentive Plan is insufficient to meet anticipated grants in December 2009 and later, and that it is time to take steps to meet this need.  Accordingly, on February 25, 2008, the Board approved and adopted the Met-Pro Corporation 2008 Equity Incentive Plan, which will become effective upon shareholder approval.

The 2008 Equity Incentive Plan, under which 750,000 shares are reserved for issuance (subject to adjustment for stock splits and stock dividends and as otherwise provided in the plan), is very similar to the 2005 Equity Incentive Plan which shareholders approved in June 2005 at that year’s Annual Meeting of Shareholders.

As we did with the 2005 Equity Incentive Plan, we intend to file a Registration Statement on Form S-8 with the SEC covering the shares issuable under the 2008 Equity Incentive Plan, provided shareholders approve the plan. This Registration Statement will enable participants to freely sell the shares of Met-Pro stock which they acquire upon exercise of an award.

The complete 2008 Equity Incentive Plan is attached as Appendix A to this proxy statement.  A summary of the plan, which we qualify by reference to the exact terms of the plan, follows.

Purpose of the Plan

The purpose of the Plan is to enhance the ability of the Company to attract and retain employees and other persons who are in a position to make significant contributions to the growth and success of the Company's business and to encourage such employees and other persons to advance the long-term interests of the Company through ownership of the Company's Common Shares.

Description of the Plan

If approved by the shareholders of the Company, the 2008 Equity Incentive Plan will be effective on June 4, 2008 and terminate on June 3, 2018, unless earlier terminated by the Board.  Unless the Board determines otherwise, the 2008 Equity Incentive Plan will be administered by the Compensation and Management Development Committee subject to the oversight of the Board.  The 2008 Equity Incentive Plan authorizes the Board to grant (i) "incentive stock options" within the meaning of Section 422 of the Code, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock grants, (v) deferred stock awards, and (vi) other stock based awards (collectively,  the "Awards") to employees and other persons who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries.  The Board will determine (i) the recipients of Awards under the Plan, (ii) the times at which Awards will be made, (iii) the size and type of Awards, (iv) the form of payment acceptable in respect to the exercise of an Award, and (v) the terms, conditions, limitations and restrictions of Awards, including without limitation the duration of the option, vesting terms, and, as to non-qualified stock options, early termination provisions.

Eligibility

Those eligible to receive Awards under the Plan will be persons in the employ of the Company or any of its subsidiaries designated by the Board and other persons or entities who, in the opinion of the Board, are in a position to make a significant   contribution to the success of the Company or its subsidiaries, including without limitation, directors of the Company who are not employees of the Company, consultants and agents of the Company or any subsidiary.

Awards

Stock Options. The Board can grant either incentive stock options or nonqualified stock options.  Only employees of the Company and its subsidiaries may be granted incentive stock options.  The exercise price of an incentive stock option shall not be less than the fair market value, or, in the case of a 10% or greater shareholder of the Company, 110% of the fair market value of the Company's Common Shares on the date of grant.  For purposes of the Plan, fair market value is defined as the arithmetic mean of the highest and lowest selling prices of the Common Shares as reported by the New York Stock Exchange, or by such exchanges or markets as may heretofore be utilized by the Company or as reported by a nationally recognized broker/dealer which makes a market for the Common Shares, on such valuation date.  The term of an incentive stock option and the time or times at which such option is exercisable shall be set by the Board in accordance with the Internal Revenue Service rules or regulations when applicable.  As to non-qualified stock options, the Board has the authority to set the exercise price, which may be less than the current market value, as well as all other terms thereof, except for the duration of the option, which shall not exceed ten (10) years.  Payment of the exercise price of any option may be made in cash, in Common Shares, or a combination of both at the discretion of the Board.

Stock Appreciation Rights.  The Board may grant stock appreciation rights ("SARs") either alone or in combination with an underlying stock option.  The term of a SAR and the time or times at which a SAR shall be exercisable shall be set by the Board; provided, that a SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related  option is exercisable.  SARs entitle the participants to receive an amount in cash or Common Shares with a value equal to the excess of the fair market value of Common Shares on the date of exercise over the fair market value of Common Shares on the date the SAR was granted, which represents the same economic value that would have been derived from the exercise of an option.  Payment may be made in cash, in Common Shares or a combination of both at the discretion of the Board.  If a SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase Common Shares will terminate.

Restricted Stock Grants. The Board may grant Common Shares under a restricted stock grant which shall set forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Board and which may include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance.  Common Shares may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Board.  A participant shall be entitled to vote the Common Shares and receive any dividends thereon prior to the termination of any applicable restrictions, conditions or forfeiture provisions.

Deferred Stock Awards.  The Board may grant Common Shares under a deferred stock award, with the delivery of such Common Shares to take place at such time or times and under such conditions as the Board may specify.  Common Shares may be granted pursuant to deferred stock awards for no consideration or for an amount of consideration as determined by the Board.

Other Stock Based Awards.  The Board shall have the right to grant other stock based awards under the 2008 Equity   Incentive Plan to eligible participants.

Federal Income Tax Consequences

Stock Options.  The grant of an incentive stock option or a nonqualified stock option does not result in income for the participant or in a deduction for the Company.  The exercise of a nonqualified stock option results in ordinary income for the participant and a business deduction for the Company measured by the difference between the option's exercise price and the fair market value of the Common Shares received at the time of exercise.  If the Company is required to withhold income taxes in connection with the exercise of a nonqualified stock option, the Board may, in its discretion, permit such withholding obligation to be satisfied by the delivery of Common Shares held by the participant or to be delivered to the participant upon exercise of the option.

The exercise of an incentive stock option does not result in income for the participant or in a business deduction for the Company, provided that the employee does not dispose of the Common Shares acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the Common Shares upon exercise, and provided further that the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months  before  the  date of  exercise.  If these requirements are met, the employee's basis in the Common Shares will be the exercise price.  Any gain related to the subsequent disposition of the Common Shares will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction.  The excess of the fair market value of the Common Shares on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

If an employee should dispose of the Common Shares acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the Common Shares on the date of exercise minus the option exercise price or the amount realized on disposition of the Common Shares minus the option exercise price.  Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period.  If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the Common Shares on the exercise date minus the option exercise price.  Income tax withholding is required, in such a case.

SARs. The grant of a SAR does not result in income for the participant or in a business deduction for the Company for federal income tax purposes.  Upon the exercise of a SAR, the participant recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the Common Shares plus any cash received.  Income tax withholding is required for employees of the Company and its subsidiaries.

Restricted Stock Grants and Deferred Stock Awards.  If the Common Shares issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the restricted stock grant or deferred stock award does not result in income for the participant or in a business deduction for the Company for federal income tax purposes.  If there are no such restrictions, conditions, limitations or forfeiture provisions, the participant recognizes ordinary income and the Company is entitled to a business deduction  upon  receipt of Common Shares.  Dividends paid to the participant while the stock remained subject to any restrictions shall be treated as compensation for federal income tax purposes.  At the time the restrictions lapse, the participant receives ordinary income and the Company is entitled to a business deduction measured by the fair market value of the Common Shares at the time of lapse.  Income tax withholding is required for employees of the Company and its subsidiaries.

Other Stock Based Awards. Any employee of the Company or any of its subsidiaries who receives Common Shares as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction measured by the fair market value of the Common Shares issued to the employee.

Cancellation and Rescission of Awards

The Plan grants the Board of Directors or the Committee the authority to cancel, rescind or limit any unexpired Award if a Participant engages in “Detrimental Activity”. Additionally, the Board or the Committee may rescind the Award, and take other related action, if the Participant engages in Detrimental Activity before or within six months after the exercise of an Award, lapse or a restriction, or delivery of Common Shares pursuant to an Award, for a period of time after such Detrimental Activity or such exercise, lapse or delivery. “Detrimental Activity” includes activity which results in the termination of employment for cause; competing with the Company for a one year period following termination of employment; disclosing or misusing the Company’s confidential information or soliciting the Company’s employees, customers, or suppliers; and other activities which are injurious or detrimental to the Company.

Vote Required

The approval of the proposal to adopt the 2008 Equity Incentive Plan requires the affirmative “FOR” vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and which are actually cast on such proposal, and also, under New York Stock Exchange requirements, that the total votes cast on such proposal constitutes at least a majority of the shares that are entitled to be voted on this proposal.

The Board of Directors recommends a vote FOR the adoption of the Met-Pro Corporation 2008 Equity Incentive Plan.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent registered public accountants to the Company to serve for the fiscal year ending January 31, 2009, unless such engagement shall be earlier terminated.  That firm, which has acted as independent auditor of the Company since 1971, has reported to the Company that none of its members have any direct financial interest or material indirect financial interest in the Company.

A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

The approval of the ratification of the selection of Margolis & Company P.C. requires the affirmative “FOR” vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and which are actually cast on such proposal.

The Board of Directors recommends a vote FOR the ratification of the selection of Margolis & Company P.C. as independent registered public accountants for the fiscal year ending January 31, 2009.

OUR RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accountants unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the SEC.  It is the Committee’s practice each year to approve the independent registered public accountants’ retention to audit our financial statements, including the associated fee, before the filing of the preceding year’s Annual Report on Form 10-K.  Early in the fiscal year, the Audit Committee intends to evaluate other known potential engagements by the Company of the independent registered public accountants, including the scope of the work proposed to be performed and the proposed fees, and to approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accountants’ independence from management.  At each subsequent Audit Committee meeting, the Committee expects to receive updates on the services actually provided by the independent registered public accountants, and management may present additional services for approval.  These might, for example, be services for due diligence for an acquisition that would not have been known earlier in the fiscal year.  The Audit Committee has the discretion to delegate to its Chairman the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings.  If the Chairman approves any such engagements, he or she will report that approval to the Committee at the next Committee meeting.

Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client if services that it provides to the client are not appropriately approved, there have been no new non-audit engagements of Margolis & Company P.C.

Audit and Other Fees

The following table presents fees for professional audit services rendered by Margolis & Company P.C. for the audit of the Company’s annual financial statements for the fiscal years ended January 31, 2008 and 2007, and fees billed for other services rendered by Margolis & Company P.C. during those periods.

	2008	2007
Audit fees (1)	$213,750	$170,000
Audit related fees (2)	22,000	22,000
Tax fees (3)	65,000	45,000
All other fees (4)	-	20,000
Total	$300,750	$257,000

(1)
Audit fees consisted of audit work performed on the Company’s annual consolidated financial statements and the reviews of Quarterly Reports on Form 10-Q, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.  In the fiscal year ended January 31, 2008, audit fees also include fees for the audit of: (i) the effectiveness of internal control over financial reporting and Form 10-K/A for the fiscal year ended January 31, 2007 and reviews of Form 10-Q/A for the quarters ended October 31, July 31, April 30, 2007 and October 31, 2006.  In the fiscal year ended January 31, 2007, audit fees also include fees for the audits of (i) the effectiveness of internal control over financial reporting and (ii) management’s assessment of the effectiveness of internal control over financial reporting.

(2)	Audit related fees consisted of audit work performed on employee benefit plans.

(3)	Tax fees consisted principally for services related to the preparation of the corporate income tax returns and assistance with Internal Revenue Service examinations.

(4)	The Company’s Audit Committee engaged Margolis & Company P.C. for other services related to a SEC comment letter process during the fiscal year ended January 31, 2007.

All services rendered by Margolis & Company P.C. in the fiscal year ended January 31, 2008 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.  The Audit Committee pre-approval policy is set forth in the “Audit Committee Charter” which is available on our Company website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that will be presented for voting by shareholders at the Annual Meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Any shareholder wishing to submit a proposal for inclusion in the written proxy statement for the 2009 Annual Meeting of Shareholders must submit the proposal to Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438 prior to December 23, 2008 in order to be considered for inclusion in the written proxy statement.  The submission of such proposals by shareholders and the consideration of such proposals by the Company for inclusion in next year’s proxy statement and form of proxy are subject to applicable rules and regulations of the SEC.

Shareholders who wish to present a Director nomination or any other business at the 2009 Annual Meeting of Shareholders, which the Company expects to hold on June 3, 2009, are required by the Company’s Bylaws to notify the Secretary in writing between February 4, 2009 and March 6, 2009.  The notice from the shareholder must provide certain information that is described in Section 2.3 of the Company’s Bylaws.  A copy of these Bylaw requirements will be provided upon written request to the Secretary at the address given in the preceding paragraph, and the notice to the Secretary containing the required information should be sent to this address as well.  The Company is not required to include in its written proxy statement nominations and proposals that are not properly submitted as described in this paragraph.

The Company retains discretion to vote proxies it receives with respect to proposals received after March 6, 2009.  The Company retains discretion to vote proxies it receives with respect to proposals received prior to March 6, 2009, provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (ii) the proponent does not issue his or her own proxy statement.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 18, 2008

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO.  REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GARY J. MORGAN, SECRETARY, MET-PRO CORPORATION, 160 CASSELL ROAD, P.O. BOX 144, HARLEYSVILLE, PENNSYLVANIA 19438.

Appendix A

Met-Pro Corporation
2008 Equity Incentive Plan

1.	Purpose.

The purpose of this Met-Pro Corporation Year 2008 Equity Incentive Plan (the "Plan") is to advance the interests of Met-Pro Corporation (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the  long-term interest of the Company through ownership of the Company's Common Shares (the "Common Shares").

The Plan is intended to accomplish these objectives by enabling the Company to grant awards ("Awards") in the form of incentive stock options ("ISOs"), nonqualified stock options ("Nonqualified Options") (ISOs and Nonqualified Options shall be  collectively  referred to herein as "Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted  Stock"), deferred stock  ("Deferred  Stock"), or other stock based awards ("Other  Stock Based Awards"), all as more fully described below.

2.	Administration.

The Plan will be administered by the Compensation and Management Development Committee (the "Committee") of the Board of Directors of the Company (the "Board"), provided, however, that in the event that no such Committee is appointed by the Board, the Board shall have all duties and powers reserved to the Committee, and the term "Committee" as used herein shall refer to the Board.  In any event, the Committee is subject to the oversight of the Board.  The Committee may be constituted to permit the Plan to comply with the "Non-Employee Director" requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange  Act"), or any successor rules, and to comply with the "outside director" requirement of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, or any successor rules. The Committee will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions and limitations applicable to the Award granted.  The Board will determine whether, to what extent and under what circumstances, consistent with the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”), Common Shares and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant (as hereinafter defined). Awards may be made singly, in combination or in tandem.  Relative to optionees, the Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.  Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties.

3.	Effective Date and Term of Plan.

The Plan will become effective on June 4, 2008, or such other date as it may be approved by the Company’s shareholders.   Awards under the Plan may be made prior to that date, subject to shareholder approval of the Plan.

The Plan will terminate on June 3, 2018, subject to earlier termination of the Plan by the Board pursuant to Section 19 herein.  No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date pursuant to the terms of such Awards.

4.	Shares Subject to the Plan.

Subject to adjustment as provided in Section 16 herein, the aggregate number of Common Shares reserved for issuance pursuant to Awards granted under the Plan shall be Seven hundred and Fifty thousand (750,000).  The Common Shares delivered under the Plan may be either authorized but unissued Common Shares or Common Shares held by the Company as treasury shares, including Common Shares acquired by the Company in open market and private transactions.  No fractional Common Shares will be delivered pursuant to Awards granted under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

If any Award requiring exercise by a Participant for delivery of Common Shares is cancelled or terminates without having been exercised in full, or if any Award payable in Common Shares or cash is satisfied in cash rather than Common Shares, the number of Common Shares as to which such Award was not exercised or for which cash was substituted will be available for future Awards of Common Shares;  provided,  however, that Common Shares subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash.  Shares of Restricted Stock and Deferred Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Committee determines otherwise.

5.	Eligibility and Participation.

Those eligible to receive Awards under the Plan (each, a "Participant") and collectively, the ("Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including without limitation, non-employee Directors of the Company, consultants and agents of the Company or any subsidiary; provided, that such consultants and agents have been actively engaged in the conduct of the business of the Company or any subsidiary.  A "subsidiary" for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

6.	Options.

(a) Nature of Options.  An Option is an Award entitling the Participant to purchase a specified number of Common Shares at a specified exercise price.  Both ISOs, as defined in Section 422 of the Code, and Nonqualified Options may be granted under the Plan; provided however, that ISOs may be awarded only to Employees.

(b) The exercise price of each Option shall be equal to the "Fair Market Value" (as defined below) of the Common Shares on the date the Award is granted to the Participant; provided, however, that (i) with respect to a participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the  exercise price of an ISO granted to such Participant  shall not be less than one hundred and ten percent (110%) of the Fair Market  Value of the Common Shares on the date the Award is granted; and (ii) with respect to any Option re-priced by the Committee, the exercise price shall be equal to the Fair Market Value of the Common Shares on the date such Option is repriced unless otherwise  determined by the Committee.  For purposes of this Plan, Fair Market Value is defined as the arithmetic mean of the highest and lowest selling prices of the Common Shares as reported by the New York Stock Exchange or exchanges or markets as may heretofore be utilized by the Company or as reported by a nationally recognized broker/dealer which makes a market in the Common Shares, on such valuation date.

(c) Duration of Options.  The term of each Option granted to a Participant pursuant to an Award shall be determined by the Committee; provided, however, that in no case shall an Option be exercisable more than ten (10) years (five (5) years in the case of an ISO granted to a ten-percent shareholder as defined in (b) above) from the date of the Award.

(d) Exercise of Options and Conditions.  Except as otherwise provided in Sections 16, 17  and 18 herein, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and subject to such conditions, as the Committee may specify at the time of the Award.  The Options may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance.  To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time.  With respect to an ISO granted to a Participant, the Fair Market Value of Common Shares on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.  To qualify for capital gains treatment, the recipient of an ISO must hold the Common Shares purchased in exercise thereof for a period of two years from the date of the grant of the ISO but not less than one year after the Common Shares have been transferred to him and must remain in the employ of the Company for the entire time from the date the ISO is granted until three months before the date of the exercise thereof.

(e) Payment for and Delivery of Stock. Full payment for Common Shares purchased will be made at the time of the exercise of the Option, in whole or in part.  Payment of the purchase price will be made in cash or in such other form as the Committee may, in its sole discretion, permit, including, without limitation, delivery of Common Shares, duly endorsed for transfer to the Company with a Fair Market Value on the date of exercise of an Option or date of issuance of any other Award equal to the aggregate exercise price of the Options or exercised portion thereof, or the full consideration to be paid for any other Award.  If payment for the Common Shares is to be made in cash, then full payment will be made at the time of the exercise of an Option and at the time of issuance of any other Award.  If the Committee permits payment for the Common Shares acquired to be made in Common Shares owned by the Participant, then the Company shall provide written notice to the Participant of the number of  Common Shares which must be delivered in full payment of the Option exercise price or the consideration required to be paid for any other Award, and the Participant shall deliver such number of Common Shares to the Company within two (2) business days of the  receipt of such notice from the Company.

(f) Disqualifying Dispositions.  Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such ISO.  A disqualifying disposition is any disposition (including any sale) of such Common Shares before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the Common Shares by exercising the ISO.  The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Common Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such stock.

7.	Stock Appreciation Rights.

(a) Nature of Stock Appreciation Rights.  A SAR is an Award entitling the recipient to receive payment, in cash and/or Common Shares, determined in whole or in part by reference to appreciation in the value of Common Shares.  A SAR entitles the recipient to receive in cash and/or Common Shares, with respect to each SAR exercised, the excess of the Fair Market Value of a Common Share on the date of exercise over the Fair Market Value of a Common Share on the date the SAR was granted.

(b)  Grant of SARs.  SARs may be subject to Awards in tandem with, or independently of, Options granted under the Plan.  A SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted.  A SAR granted in tandem with an ISO may be granted only at the time the ISO is granted and may expire no later than the expiration of the underlying ISO.

(c) Exercise of SARs.  A SAR not granted in tandem with an Option will become exercisable at such time or times, and on conditions, as the Committee may specify.  A SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable.  A SAR granted in tandem with an ISO may be exercised only when the market price of the Common Shares subject to the ISO exceeds the exercise price of the ISO, and the SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Common Shares subject to the underlying ISO at the time the SAR is exercised.  At the option of the Committee, upon exercise, an SAR may be settled in cash, Common Shares or a combination of both.

8.	Restricted Stock.

A Restricted Stock Award entitles the recipient to acquire Common Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee.  The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance.  Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a shareholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

9.	Deferred Stock.

A Deferred Stock Award entitles the recipient to receive Common Shares to be delivered in the future.  Delivery of the Common Shares will take place at such time or times, and on such conditions, as the Committee may specify.  At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10.	Other Stock Based Awards.

The Committee shall have the right to grant Other Stock Based Awards under the Plan to Employees which may include, without limitation, the grant of Common Shares as bonus compensation and the issuance of Common Shares in lieu of an Employee's cash compensation.

11.	Award Agreements.

The grant of any Award under the Plan may be evidenced by an agreement which shall describe the specific Award granted and the terms and conditions of the Award.  Any Award shall be subject to the terms and conditions of any such agreement required by the Committee.

12.	Transfers.

No Award (other than an outright Award in the form of Common Shares without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime, will be exercisable only by the Participant or, in the event of a Participant's incapacity, by the Participant's guardian or legal representative.

13.	Rights of a Shareholder.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder of the Company.  The Participant will obtain such rights, subject to any limitations imposed by the Plan, or the instrument evidencing the Award, upon actual receipt of Common Shares.

14.	Conditions on Delivery of Stock.

The Company will not be obligated to deliver any Common Shares pursuant to the Plan or to remove any restrictions or legends from Common Shares previously delivered under the Plan until (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with and (b) all other legal matters in connection with the issuance and delivery of such Common Shares have been approved by the Company's counsel.  If the sale of Common Shares has not been registered under the Securities Act of 1933, as amended (the "Act"), and qualified under the appropriate "blue sky" laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such Common Shares bear an appropriate legend restricting transfer.

If an Award is exercised by a Participant's legal representative, the Company will be under no obligation to deliver Common Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

15.	Tax Withholding.

The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest Common Shares under this Plan upon the Participant's paying the Company such amount as the Company may request to satisfy any liability for applicable withholding taxes.  The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability either by delivery of Common Shares held by the Participant or by withholding Common Shares to be delivered to a Participant upon the grant or exercise of an Award.

16.	Adjustment of Award.

(a) In the event that a dividend shall be declared upon the Common Shares payable in Common Shares, the number of Common Shares then subject to any Award and the number of Common Shares which may be issued under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

(b) In the event that the outstanding Common Shares shall be changed into or exchanged for a different number or kind of Common Shares or other securities of the Company or of another corporation or for cash, whether through reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation, then, there shall  be substituted for each Common Share then subject to any Award, the number and kind of shares of stock or other securities or the amount of cash into which each outstanding Common Share shall be so changed or for which each such share shall be exchanged.

(c) Any adjustment in the numbers of Common Shares shall apply proportionately to only the unexercised portion of an Option granted hereunder.  If a fraction of a Common Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

(d) Any adjustment in the number of Common Shares shall be made in a manner consistent with the regulations under Section 409A of the Code so as not to cause the Plan or any Award under the Plan to become subject to the application of Section 409A of the Code.

17.	Cancellation and Rescission of Awards for Detrimental Activity.

(a) The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if any Participant engages in any “Detrimental Activity” (as defined below).

(b) In addition to authority granted under Section 17(a) hereof,  in the event a Participant engages in Detrimental Activity at any time prior to or during the six (6) months (one (1) year in the event of a Section 17(c)(v) Detrimental Activity) after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Shares pursuant to an Award, such exercise, lapse or delivery may be rescinded, in the Company’s sole discretion, until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity.  Upon such rescission, the Company, in its sole discretion, may require the Participant to (i) deliver and transfer to the Company the Common Shares received by the Participant upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any gain (realized or unrealized) received by the Participant upon such exercise, lapse, or delivery minus the respective price paid upon exercise, lapse or delivery (if any). Additionally, the Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Participant by the Company.  Further, if the Company commences an action against the Participant (by way of claim or counterclaim or declaratory claims) in which it is preliminarily or finally determined that such Participant engaged in Detrimental Activity or otherwise breached this Section 17(b) or the terms of the Award, the Participant shall reimburse the Company for all costs and fees incurred in such action, including without limitation the Company’s reasonable attorneys’ fees and costs.

(c) As used in this Section 17, “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the Award; (ii) the failure to comply with any term set forth in any Key Employee Agreement; (iii) any activity which results in termination of employment or services of the Participant for cause; (iv) a violation of any material rule, policy, procedure or guideline of the Company; (v) at any time, within one (1) year after his or her termination of employment, engaging, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or an affiliate is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a subsidiary or that is in material competition with the Company or a subsidiary or that is materially injurious to the Company or a subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (a) disclosing or misusing any confidential information pertaining to the Company or a subsidiary; (b) any attempt, directly or indirectly, to induce any employee, or agent of the Company or any subsidiary to  be employed or perform services elsewhere or (c) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any subsidiary or (d) disparaging the Company, any subsidiary or any of their respective officers or directors.  The Committee or the Board shall make the determination of whether any conduct action or failure to act falls within the scope of activities contemplated by this Section 17(c), in its sole discretion.  For purposes of this Section 17, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the 1934 Act or fifteen percent (15%) of the capital stock of any other company.

(d) Nothing in this Section 17 shall be deemed to limit the Committee’s authority under Section 11 of the Plan to condition an Award upon such terms and conditions as the Committee shall determine.

18.	Termination of Service.

Upon a Participant's termination of service with the Company or a subsidiary (if an employee only of a subsidiary), any outstanding Award shall be subject to the terms and conditions set forth below, unless otherwise determined by the Committee:

(a) In the event a Participant leaves the employ or service of the Company or a subsidiary, whether voluntarily or otherwise but other than by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code),  each ISO granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of the period three (3) months after the date of such termination or (ii)  the date specified in the ISO Award; provided, that, prior to the termination of such ISO, the Participant shall be able to exercise any part of the ISO which is exercisable as of the date of termination unless the Award shall otherwise so provide.   Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination.  For purposes of the Plan, the retirement of a Participant either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be the termination of such Participant's employment.  For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary or the parent corporation of the Company or a corporation which has assumed the Option of the Company as a result of a corporate reorganization, etc. shall not be considered to have terminated his employment.

(b) Except as otherwise provided in this Section 18(b), in the event a Participant's employment with or service to the Company or its subsidiaries terminates by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each ISO granted to the Participant shall become immediately exercisable and shall terminate upon the earlier to occur of (i) the expiration of the period one (1) year after the date of such termination or (ii) the date specified in the ISO. An ISO may not be exercised and an Award may not be deemed unrestricted pursuant to this subparagraph except to the extent that the Participant was entitled to exercise the ISO or take the Award free of all restrictions at the time of termination of employment by reason of death or disability.

19.	Amendments and Termination.

The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided, that, (i) except for adjustments under Section 16 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award, and (ii) except for adjustments provided for in Section 16 of  this Plan, the exercise  price of any ISO, or the consideration due the Company with respect to any other Award, shall not be repriced or otherwise  amended without  the approval of the Company's shareholders.

The Board may amend, suspend or terminate the Plan, except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code. In any event, no action may, without the consent of a Participant, alter or impair any Award previously granted to the Participant under the Plan.

20.	Successors and Assigns.

The provision of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of any such Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

21.	Miscellaneous.

(a) This Plan shall be governed by and construed in accordance with the laws of the State of Pennsylvania.  Further, the Plan and all Awards shall be construed consistent with Section 409A of the Code and all applicable guidance thereunder so as not to result in the inclusion in any Participant’s income of any benefit under this Plan or under any Award by reason of the application of such section.

(b) Any and all funds received by the Company under the Plan may be used for any corporate purpose.

(c) Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.

0

MET-PRO CORPORATION

160 Cassell Road
Harleysville, Pennsylvania 19438

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Raymond J. De Hont and Alan Lawley, Ph.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the common shares of Met-Pro Corporation held of record by the undersigned on April 11, 2008 at the Annual Meeting of Shareholders to be held on June 4, 2008 or any adjournment thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

MET-PRO CORPORATION

June 4, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230030030000000000 1 060408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Michael J. Morris
○ Constantine N. Papadakis, Ph.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to Amend Articles of Incorporation to increase the number of authorized Common Shares from 18,000,000 to 36,000,000 **(The Board of Directors recommends a vote "FOR" this proposal.)**	☐	☐	☐
3. Proposal to approve the adoption of the Met-Pro Corporation 2008 Equity Incentive Plan **(The Board of Directors recommends a vote "FOR" this proposal.)**	☐	☐	☐
4. Proposal to Ratify the Appointment of Margolis & Company P.C. as independent registered public accountants **(The Board of Directors recommends a vote "FOR" this proposal.)**	☐	☐	☐

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.